                       SECURITIES And EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K(a)


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 7, 1999

                          ANCHOR BANCORP WISCONSIN INC.
             (Exact name of registrant as specified in its charter)



WISCONSIN                                    0-20006                               39-1726871
(State or other jurisdiction of       (Commission File Number)          (IRS Employer Identification No.)
       incorporation)




                                  25 WEST MAIN
                            MADISON, WISCONSIN 53703
                    (Address of Principal Executive Offices)





                                 (608) 252-8700
              (Registrant's Telephone Number, Including Area Code)

                     INDEX TO CURRENT REPORT ON FORM 8-K(A)


Financial Statements of Acquiree and Report of
  Wipfli, Ullrich, Bertelson, Independent Auditor......................Item 7(a)

Pro forma Financial Information of Registrant
  and Report of Ernst and Young, Independent Auditor...................Item 7(b)

ITEM 7(A). FINANCIAL STATEMENTS OF ACQUIREE AND REPORT OF WIPFLI, ULLRICH, AND BERTELSON, INDEPENDENT AUDITOR

                               FCB FINANCIAL CORP.
                               OSHKOSH, WISCONSIN


                        CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED MARCH 31, 1999, 1998, AND 1997


                     [WIPFLI ULLRICH BERTELSON LLP LOGO]

                               FCB FINANCIAL CORP.

                               -------------------


                        CONSOLIDATED FINANCIAL STATEMENTS
                   Years Ended March 31, 1999, 1998, and 1997

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
Independent Auditor's Report                                                        1


Financial Statements:

      Consolidated Statements of Financial Condition                                2

      Consolidated Statements of Income                                             3

      Consolidated Statements of Shareholders' Equity                               4

      Consolidated Statements of Cash Flows                                   5  -  6

      Notes to Consolidated Financial Statements                              7  - 30


                                                                             -1-
                      [WIPFLI ULLRICH BERTELSON LLP LOGO]

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
FCB Financial Corp.
Oshkosh, Wisconsin


We have audited the accompanying consolidated statements of financial condition of FCB Financial Corp. and Subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of FCB Financial Corp. and Subsidiaries at March 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.



/s/ Wipfli Ullrich Bertelson LLP

    Wipfli Ullrich Bertelson LLP


May 6, 1999
Green Bay, Wisconsin

                               FCB FINANCIAL CORP.

                               -------------------

                  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                             March 31, 1999 and 1998
                             (Dollars In Thousands)
--------------------------------------------------------------------------------
                                     ASSETS

                                                                                  1999           1998
                                                                                  ----           ----
Cash                                                                            $   2,360    $   1,029
Interest-bearing deposits                                                          27,042       27,330
                                                                                ---------    ---------

Cash and cash equivalents                                                          29,402       28,359

Investment securities available for sale, at fair value                             2,893        2,894
Investment securities held to maturity (estimated fair value of
 $45,110 and $20,719 at March 31, 1999 and 1998, respectively)                     45,131       20,424
Mortgage-related securities available for sale, at fair value                      20,599       33,870
Mortgage-related securities held to maturity (estimated fair value of $14,723 and $26,124 at March 31, 1999 and 1998,
 respectively)                                                                     14,620       25,754
Investment in Federal Home Loan Bank stock, at cost                                 5,568        6,028
Loans held for sale                                                                 2,650       16,692
Loans receivable - Net                                                            387,324      370,934
Office properties and equipment                                                     6,665        6,610
Other assets                                                                        7,057        6,207
                                                                                ---------    ---------

TOTAL ASSETS                                                                    $ 521,909    $ 517,772
                                                                                =========    =========

                                         LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Deposit accounts                                                             $ 329,426    $ 318,508
   Borrowed funds                                                                 102,100      109,350
   Advance payments by borrowers for taxes and insurance                            3,785        4,644
   Other liabilities                                                                8,671       10,354
                                                                                ---------    ---------

      Total liabilities                                                           443,982      442,856
                                                                                ---------    ---------

Commitments and contingencies (See Note 16)

Shareholders' equity:
   Common stock - $.01 par value:
      Authorized - 15,000,000 shares
      Issued - 4,528,368 shares at March 31, 1999 and 1998                             45           45
   Additional paid-in capital                                                      60,480       59,638
   Retained earnings - Substantially restricted                                    32,360       29,211
   Accumulated other comprehensive income                                             278          502
   Unearned compensation - ESOP                                                      (701)      (1,036)
                                                                                ---------    ---------

   Totals                                                                          92,462       88,360
   Less - 687,688 and 661,288 shares of treasury common
    stock, at cost, at March 31, 1999 and 1998, respectively                      (14,535)     (13,444)
                                                                                ---------    ---------

      Total shareholders' equity                                                   77,927       74,916
                                                                                ---------    ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $ 521,909    $ 517,772
                                                                                =========    =========

          See accompanying notes to consolidated financial statements.

                               FCB FINANCIAL CORP.

                               -------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                   Years Ended March 31, 1999, 1998, and 1997
                (Dollars In Thousands, Except Per Share Amounts)
--------------------------------------------------------------------------------


                                                               1999                   1998                   1997
                                                               ----                   ----                   ----
Interest and dividend income:
   Interest on loans                                 $         30,344       $         31,392       $         17,702
   Interest on securities:
      Taxable                                                   5,590                  5,536                  2,012
      Tax-exempt                                                  227                    208                     -
   Dividends on FHLB stock                                        371                    394                    201
   Interest-bearing deposits                                    1,810                    409                     50
                                                     ----------------       ----------------       ----------------

      Total interest and dividend income                       38,342                 37,939                 19,965
                                                     ----------------       ----------------       ----------------

Interest expense:
   Deposit accounts                                            15,054                 15,061                  7,704
   Borrowed funds                                               5,933                  6,231                  3,123
                                                     ----------------       ----------------       ----------------

      Total interest expense                                   20,987                 21,292                 10,827
                                                     ----------------       ----------------       ----------------

      Net interest income                                     17, 355                 16,647                  9,138
Provision for loan losses                                         402                    950                    350
                                                     ----------------       ----------------       ----------------

      Net interest income after provision for
       loan losses                                             16,953                 15,697                  8,788
                                                     ----------------       ----------------       ----------------

Noninterest income:
   Loan fees - Net                                                678                    674                    378
   Deposit fees                                                   910                    756                    140
   Gain on sale of securities                                      -                      99                     -
   Gain on sale of other assets - Net                           1,162                    950                    288
   Other income                                                   662                    531                    181
                                                     ----------------       ----------------       ----------------

      Total noninterest income                                  3,412                  3,010                    987
                                                     ----------------       ----------------       ----------------

Operating expenses:
   Compensation, payroll taxes, and other
    employee benefits                                           5,494                  5,133                  2,437
   Marketing                                                      327                    367                    254
   Occupancy                                                    1,280                  1,185                    678
   Data processing                                                502                    618                    270
   Federal insurance premiums                                     200                    199                  1,246
   Merger-related                                                  -                     827                     -
   Other                                                        1,928                  1,514                    785
                                                     ----------------       ----------------       ----------------

      Total operating expenses                                  9,731                  9,843                  5,670
                                                     ----------------       ----------------       ----------------

Income before provision for income taxes                       10,634                  8,864                  4,105
Provision for income taxes                                      3,937                  3,020                  1,665
                                                     ----------------       ----------------       ----------------

Net income                                           $          6,697       $          5,844       $          2,440
                                                     ================       ================       ================

Basic earnings per share                             $           1.80       $           1.59       $           1.03
                                                     ================       ================       ================

Diluted earnings per share                           $           1.76       $           1.55       $           1.01
                                                     ================       ================       ================

Cash dividends declared per share                    $            .88       $            .78       $            .72
                                                     ================       ================       ================

          See accompanying notes to consolidated financial statements.

                               FCB FINANCIAL CORP.

                               -------------------

                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS'
                    EQUITY Years Ended March 31, 1999, 1998,
                                    and 1997
                (Dollars In Thousands, Except Per Share Amounts)
--------------------------------------------------------------------------------



                                                                     Accumulated
                                              Additional                Other         Unearned     Treasury
                                    Common      Paid-In   Retained  Comprehensive   Compensation    Common
                                     Stock      Capital   Earnings  Income (Loss)       ESOP         Stock     Total
                                     -----      -------   --------  -------------       ----         -----     -----

Balance at April 1, 1996          $      29   $  28,693   $ 25,930  $        (26)   $    (1,118)   $ (6,316) $   47,192
                                                                                                             ----------
   Comprehensive income:
      Net income for 1997                 -           -      2,440             -              -           -       2,440
      Other comprehensive loss            -           -          -           (46)             -           -         (46)
                                                                                                             ----------
        Comprehensive income              -           -          -             -              -           -       2,394
      Cash dividends declared
       ($.72 per share)                   -           -     (1,696)            -              -           -      (1,696)
      Amortization of unearned
       compensation - ESOP                -         218          -             -            249           -         467
      Exercise of stock options -
       7,189 treasury common
       shares                             -           -        (44)            -              -         116          72
      Purchase of treasury common
       stock - 56,000 shares              -           -          -             -              -        (997)       (997)
                                  ---------   ---------   --------  ------------    -----------    --------  ----------

Balance at March 31, 1997                29      28,911     26,630           (72)          (869)     (7,197)     47,432
                                                                                                             ----------
   Comprehensive income:
      Net income for 1998                 -           -      5,844             -              -           -       5,844
      Other comprehensive income          -           -          -           574              -           -         574
                                                                                                             ----------
        Comprehensive income              -           -          -             -              -           -       6,418
      Cash dividends declared
       ($.78 per share)                   -           -     (2,946)            -              -           -      (2,946)
      Amortization of unearned
       compensation - ESOP                -         530          -             -            320           -         850
      Exercise of stock options -
       54,215 treasury common
       shares                             -         290       (317)            -              -         938         911
      Purchase of treasury common
       stock - 269,806 shares             -           -          -             -              -      (7,185)     (7,185)
      Acquisition of OSB Financial
       Corp.                             16      29,907          -             -           (487)          -      29,436
                                  ---------   ---------    -------  ------------    -----------    --------  ----------

Balance at March 31, 1998                45      59,638     29,211           502         (1,036)    (13,444)     74,916
                                                                                                             ----------
   Comprehensive income:
      Net income for 1999                 -          -       6,697             -              -           -       6,697
      Other comprehensive loss            -          -           -          (224)             -           -        (224)
                                                                                                             ----------
        Comprehensive income              -          -           -             -              -           -       6,473
      Cash dividends declared
       ($.88 per share)                   -          -      (3,289)            -              -           -      (3,289)
      Amortization of unearned
       compensation - ESOP                -         633          -             -            335           -         968
      Exercise of stock options -
       25,808 treasury common
       shares                             -         209       (259)            -              -         533         483
      Purchase of treasury common
       stock - 52,208 shares              -           -          -             -              -      (1,624)     (1,624)
                                  ---------   ---------   --------  ------------    -----------    --------  ----------

Balance at March 31, 1999         $      45   $  60,480   $ 32,360  $        278    $      (701)   $(14,535) $   77,927
                                  =========   =========   ========  ============    ===========    ========  ==========

          See accompanying notes to consolidated financial statements.

                               FCB FINANCIAL CORP.

                               -------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Years Ended March 31, 1999, 1998, and 1997
                             (Dollars In Thousands)
--------------------------------------------------------------------------------



                                                           1999                   1998                   1997
                                                           ----                   ----                   ----
Cash flows from operating activities:
   Net income                                        $          6,697       $          5,844       $          2,440
                                                     ----------------       ----------------       ----------------

   Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation and net amortization                           239                    202                    261
      Provision for loan losses                                   402                    950                    350
      Gain on sale of assets - Net                             (1,162)                (1,049)                  (288)
      Loans originated for sale                               (78,310)               (72,388)               (18,000)
      Proceeds from loan sales                                 86,934                 58,194                 20,179
      Changes in operating assets                              (1,094)                  (908)                  (296)
      Changes in operating liabilities                         (1,506)                 3,339                     (6)
      Unearned compensation - ESOP                                968                    850                    467
                                                     ----------------       ----------------       ----------------

         Total adjustments                                      6,471                (10,810)                 2,667
                                                     ----------------       ----------------       ----------------

Net cash provided by (used in) operating activities            13,168                 (4,966)                 5,107
                                                     ----------------       ----------------       ----------------

Cash flows from investing activities:
   Proceeds from maturities of investment securities
    held to maturity                                           29,662                 15,924                  8,000
   Purchases of investment securities held to maturity        (54,231)                (2,954)               (10,000)
   Proceeds from maturities of investment securities
    available for sale                                          2,000                     -                      -
   Purchases of investment securities available
    for sale                                                   (1,997)                (1,997)                    -
   Principal repayments on mortgage-related securities
    held to maturity                                           14,291                  2,605                  1,325
   Purchases of mortgage-related securities held
    to maturity                                                (2,992)                    -                      -
   Principal repayments on mortgage-related securities
    available for sale                                         13,057                    823                    459
   Proceeds from sale of mortgage-related securities
    available for sale                                             -                   3,470                     -
   Purchases of Federal Home Loan Bank stock                     (600)                   (40)                  (650)
   Redemption of Federal Home Loan Bank stock                   1,060                    175                     -
   Net (increase) decrease in loans                           (10,437)                27,495                (16,949)
   Proceeds from sale of other assets                             912                     64                     -
   Capital expenditures                                        (1,097)                  (497)                  (126)
   Net cash received in acquisition                                -                   3,104                     -
                                                     ----------------       ----------------       ----------------

Net cash provided by (used in) investing activities           (10,372)                48,172                (17,941)
                                                     ----------------       ----------------       ----------------

Cash flows from financing activities:
   Net increase in deposit accounts                            10,918                  3,069                  2,048
   Net increase (decrease) in short-term borrowings                -                 (18,100)                 4,700
   Proceeds from other borrowings                              37,000                 87,000                 47,300
   Repayment of other borrowings                              (44,250)               (82,810)               (39,000)
   Net increase (decrease) in advance payments by
    borrowers for taxes and insurance                            (859)                   263                    176
   Proceeds from exercise of stock options                        274                    911                     72
   Purchases of treasury common stock                          (1,624)                (7,185)                  (997)
   Dividends paid                                              (3,212)                (2,623)                (1,629)
                                                     ----------------       ----------------       ----------------

Net cash provided by (used in) financing activities            (1,753)               (19,475)                12,670
                                                     ----------------       ----------------       ----------------

                               FCB FINANCIAL CORP.

                               -------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (CONTINUED) Years Ended March 31, 1999,
                                 1998, and 1997
                             (Dollars In Thousands)
--------------------------------------------------------------------------------



                                                           1999                   1998                   1997
                                                           ----                   ----                   ----
Net increase (decrease) in cash and cash equivalents $          1,043       $         23,731       $           (164)
Cash and cash equivalents at beginning                         28,359                  4,628                  4,792
                                                     ----------------       ----------------       ----------------

Cash and cash equivalents at end                     $         29,402       $         28,359       $          4,628
                                                     ================       ================       ================

Supplemental cash flow information:

Cash paid during the year for:
   Interest on deposit accounts                      $         14,944       $         15,085       $          7,631
   Interest on borrowed funds                                   5,996                  6,257                  3,056
   Income taxes                                                 3,746                  3,037                  1,877

Noncash investing and financing activities:

Loans transferred to foreclosed properties and
 properties subject to foreclosure                                230                    112                     -
Loans transferred from held for sale to held for
 investment                                                     6,585                  2,231                     -
Assets and liabilities acquired in acquisition:
   Securities                                                      -                  67,759                     -
   Loans receivable - Net                                          -                 176,288                     -
   Office properties and equipment                                 -                   2,057                     -
   Other assets                                                    -                   6,221                     -
   Deposit accounts                                                -                (162,276)                    -
   Borrowed funds                                                  -                 (58,360)                    -
   Other liabilities                                               -                  (5,357)                    -


          See accompanying notes to consolidated financial statements.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations.

FCB Financial Corp. is a Wisconsin corporation and the savings and loan holding company for Fox Cities Bank (the "Bank"). The Bank is a federally chartered savings bank and operates as a full service financial institution with a primary market area of East Central Wisconsin. The Bank emphasizes first mortgage loans secured by one- to four-family real estate located in its market area. The Bank also makes commercial, commercial real estate, five or more family residential, consumer and residential construction loans within its primary market area. The Bank, through its wholly owned subsidiary, Fox Cities Financial Services, Inc., sells various investment products and tax deferred annuities. Fox Cities Financial Services, Inc. also holds a 50% limited partnership interest in an apartment complex located in Menasha, Wisconsin. The partnership qualifies for federal low income housing tax credits. Additionally, the Bank owns Fox Cities Investments, Inc., a Nevada corporation, which owns and manages a portfolio of investment securities, all of which are permissible investments of the Bank itself.

Use of Estimates in Preparation of Financial Statements.

The preparation of the accompanying financial statements of FCB Financial Corp. and Subsidiaries (the "Corporation") in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results may differ from these estimates.

Principles of Consolidation.

The accompanying consolidated financial statements include the accounts of FCB Financial Corp., Fox Cities Bank, and its wholly owned subsidiaries, Fox Cities Financial Services, Inc. and Fox Cities Investments, Inc., after elimination of significant intercompany accounts and transactions.

Cash Equivalents.

The Corporation considers all highly liquid debt instruments with original maturities when purchased of three months or less to be cash equivalents.

Investment and Mortgage-Related Securities Held to Maturity and Available for Sale.

Management determines the appropriate classification of securities at the time of purchase. Securities are classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Held to maturity securities are stated at amortized cost. Securities not classified as held to maturity are classified as available for sale. Available for sale securities are stated at fair value with the unrealized gains and losses, net of tax, reported as accumulated other comprehensive income (loss) within shareholders' equity until realized. Interest and dividends are included in interest income from securities as earned. Realized gains and losses and declines in value judged to be other than temporary are included in net gains and losses from sales of investment and mortgage-related securities. The cost of securities sold is based on the specific identification method.

Fair values of many securities are estimates based on financial methods or prices paid for similar securities. It is possible interest rates could change considerably resulting in a material change in the estimated fair value.

Federal Home Loan Bank Stock.

The Corporation's investment in Federal Home Loan Bank ("FHLB") stock at March 31, 1999 and 1998 meets the minimum amount required, and is carried at cost which is its redeemable (fair) value since the market for this stock is limited.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans Held for Sale.

Loans held for sale consist of the current origination of certain fixed-rate mortgage loans and are recorded at the lower of aggregate cost or fair value. Fees received from the borrower are deferred and recorded as an adjustment of the sale price. A gain or loss is recognized at the time of the sale reflecting the present value of the difference between the contractual interest rate of the loans sold and the yield to the investor, adjusted for the initial value of mortgage servicing rights. The servicing fee is recognized as the related loan payments are received.

Loans Receivable.

Loans receivable are stated at unpaid principal balances, less unamortized unrealized losses, the allowance for loan losses, and net deferred loan-origination fees and discounts.

Interest income is recognized using the interest method. Accrual of interest is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. At that time, any accrued but uncollected interest is reversed, and additional income is recorded only to the extent that payments are received and the collection of principal is reasonably assured.

Loan Fees and Related Costs.

Certain loan-origination fees, commitment fees, and direct loan-origination costs are being deferred and the net amounts amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts into interest income, using the level-yield method, over the contractual life of the related loan.

Other loan-origination and commitment fees not required to be recognized as a yield adjustment are included in loan fees.

Mortgage Servicing Rights.

The Corporation recognizes mortgage servicing rights as assets regardless of how the rights are acquired. For loans which are subsequently sold or securitized, a portion of the cost of the loans is required to be allocated to the servicing rights based on the relative fair values of the loans and the servicing rights. The Corporation amortizes mortgage servicing rights over the period of estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified by rate in the quarter in which the underlying loans were sold. Impairment is recognized through a valuation allowance.

Allowance for Loan Losses.

The allowance for loan losses includes specific allowances related to commercial loans which have been judged to be impaired. The Corporation generally considers credit card, residential mortgage, and consumer installment loans to be large groups of smaller-balance homogeneous loans. These loans are collectively evaluated in the analysis of the adequacy of the allowance for loan losses.

A loan is impaired when, based on current information, it is probable the Corporation will not collect all amounts due in accordance with the contractual terms of the loan agreement. Management considers, on a loan by loan basis, the conditions which may constitute a minimum delay or shortfall in payment, as well as the factors which may influence its decision in determining when a loan is impaired. These specific allowances are based on discounted cash flows of expected future payments using the loan's initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Corporation continues to maintain a general allowance for loans and foreclosed properties not considered impaired. The allowance for loan and foreclosed property losses is maintained at a level which management believes is adequate to provide for possible losses. Management periodically evaluates the adequacy of the allowance using the Corporation's past loss experience, known and inherent risks in the portfolio, composition of the portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change.

Foreclosed Properties.

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of the foreclosure. Subsequently, the foreclosed assets are carried at the lower of the newly established cost or fair value less estimated selling costs. Costs related to the development and improvement of property are capitalized, whereas costs related to the holding of property are expensed.

Office Properties and Equipment.

Office properties and equipment are recorded at cost less accumulated depreciation. Maintenance and repair costs are charged to expense as incurred. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the resulting gain or loss is recorded in income or expense, respectively.

The cost of office properties and equipment is being depreciated by the straight-line method over the estimated useful lives. The cost of leasehold improvements is amortized on a straight-line method over the lesser of the term of the respective lease or the estimated economic life of the improvements.

Advertising Costs.

Advertising costs are expensed as incurred.

Income Taxes.

The Corporation files one consolidated federal income tax return. Federal income tax expense (credit) is allocated to each subsidiary based on an intercompany tax sharing agreement. Each subsidiary files separate state franchise tax returns.

Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax asset and liability.

Comprehensive Income.

Effective April 1, 1998, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which was issued by the Financial Accounting Standards Board (FASB) in June 1997. In accordance with this statement, the Corporation reports those items defined as comprehensive income in the consolidated statements of shareholders' equity. Comprehensive income consists of net income and other comprehensive income
(loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale which are recognized as a separate component of shareholders' equity, accumulated other comprehensive income (loss). The adoption of SFAS No. 130 did not have an impact on the Corporation's financial position or results of operations.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Information.

Effective April 1, 1998, the Corporation adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which was issued in June 1997. This statement establishes new standards for reporting information about operating segments in annual and interim financial statements. The standard also requires descriptive information about the way operating segments are determined, the products and services provided by the segments, and the nature of differences between reportable segment measurements and those used for the consolidated enterprise. The disclosure requirements had no impact on the Corporation's financial position or results of operations.

Employee Benefits.

Effective April 1, 1998, the Corporation adopted SFAS No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits," which was issued in February 1998. This statement standardizes employers' disclosures regarding pension and other postretirement benefit plans. The statement did not change the measurement or recognition of pensions and other postretirement benefit plans. The statement had no impact on the Corporation's financial position or results of operations.

Future Accounting Change.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The statement is effective for fiscal years beginning after June 15, 1999 (the FASB has proposed delaying the effective date of this statement to fiscal years beginning after June 15, 2000). Management, at this time, cannot determine the effect adoption of this statement may have on the consolidated financial statements of the Corporation as the accounting for derivatives is dependent on the amount and nature of derivatives, if any, in place at the time of adoption.

Reclassifications.

Certain amounts in the 1998 and 1997 consolidated financial statements have been reclassified to conform to the 1999 presentation.

NOTE 2 - BUSINESS COMBINATIONS

On January 5, 1999, the Corporation entered into a definitive agreement (the "Merger Agreement") providing for the merger of the Corporation with and into Anchor Bancorp Wisconsin Inc. ("Anchor"), with Anchor continuing as the surviving corporation (the "Merger"). Anchor, headquartered in Madison, Wisconsin, is the parent holding company for AnchorBank, S.S.B., a $2.1 billion financial institution with 35 full-service offices and two lending-only facilities in Wisconsin. The Merger Agreement provides that each outstanding share of common stock, $.01 par value, of the Corporation will be converted (other than certain shares that will be canceled as specified in the Merger Agreement) into the right to receive 1.83 shares of common stock, $.10 par value, of Anchor. Outstanding stock options to purchase shares of Corporation common stock held by employees and directors of the Corporation will be converted into options to purchase Anchor common stock upon consummation of the Merger. Consummation of the Merger is subject to the approval of the shareholders of both companies. The Merger is structured as a pooling-of-interests for financial accounting purposes and as a tax-free reorganization for shareholders of the Corporation. The Merger is currently expected to be completed during the second calendar quarter of 1999.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2 - BUSINESS COMBINATIONS (CONTINUED)

On May 1, 1997, the Corporation acquired OSB Financial Corp. ("OSB"), the savings and loan holding company for Oshkosh Savings Bank, F.S.B., a community-oriented institution with $256.7 million in assets. The purchase price of $29.9 million was made up of 1,618,868 shares of the Corporation's common stock and an immaterial amount of cash paid in lieu of fractional shares. The merger of equals added seven full-service banking locations in East Central Wisconsin to the Corporation and was accounted for as a purchase. Accordingly, the related accounts and results of operations of OSB are included in the Corporation's consolidated financial statements from the date of acquisition. Prior period results and balances have not been restated in connection with the merger. There was no goodwill recorded as a result of the transaction.

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated fair value of investment securities at March 31 are as follows:

                                                        Gross               Gross             Estimated
                                  Amortized          Unrealized          Unrealized             Fair
                                    Cost                Gains              Losses               Value
                              ----------------    ---------------     ---------------     ---------------
                                                         (Dollars In Thousands)
     1999

Available for Sale:

Other securities              $          2,894    $            -      $             1     $         2,893
                              ================    ===============     ===============     ===============

Held to Maturity:

U.S. government securities    $          4,505    $            60     $            -      $         4,565
U.S. agency securities                  35,141                 19                 237              34,923
Municipal securities                     4,510                137                  -                4,647
Other securities                           975                 -                   -                  975
                              ----------------    ---------------     ---------------     ---------------

Totals                        $         45,131    $           216     $           237     $        45,110
                              ================    ===============     ===============     ===============

      1998

Available for Sale:

Other securities              $          2,894    $            -      $            -      $          2,894
                              ================    ===============     ===============      ===============

Held to Maturity:

U.S. government securities    $          9,999    $            90     $            -      $        10,089
U.S. agency securities                   5,930                 83                  -                6,013
Municipal securities                     4,495                122                  -                4,617
                              ----------------    ---------------     ---------------     ---------------

Totals                        $         20,424    $           295     $            -      $        20,719
                              ================    ===============     ==============      ===============

There were no sales of investment securities during the years ended March 31, 1999, 1998, and 1997.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3 - INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated fair value of all investment securities at March 31, 1999, by contractual maturity, are shown below:

                                        Available for Sale                        Held to Maturity
                                 --------------------------------          ------------------------------
                                                        Estimated                              Estimated
                                    Amortized             Fair              Amortized            Fair
                                      Cost                Value               Cost               Value
                                 ---------------     -------------       -------------       -------------
                                                           (Dollars in Thousands)

   Due in one year or less       $          896      $         892       $       3,065       $       3,089
   Due after one year through
    five years                            1,998              2,001              39,701              39,600
   Due after five years through
    ten years                                -                  -                2,365               2,421
                                 --------------      -------------       -------------       -------------

   Totals                        $        2,894      $       2,893       $      45,131       $      45,110
                                 ==============      =============       =============       =============

NOTE 4 - MORTGAGE-RELATED SECURITIES

The amortized cost and estimated fair value of mortgage-related securities at March 31 are as follows:

                                                        Gross               Gross             Estimated
                                  Amortized          Unrealized          Unrealized             Fair
                                    Cost                Gains              Losses               Value
                              ----------------    ---------------     ---------------     ---------------
                                                         (Dollars In Thousands)
      1999

Available for Sale:

Government National Mortgage
 Association Certificates     $          1,570    $            24     $            -      $          1,594
Collateralized Mortgage
 Obligations                             8,660                327                  80                8,907
Federal Home Loan Mortgage
 Corporation Certificates                1,402                 60                  -                 1,462
Federal National Mortgage
 Association Certificates                8,553                156                  73                8,636
                              ----------------    ---------------     ---------------     ----------------

Totals                        $         20,185    $           567     $           153     $         20,599
                              ================    ===============     ===============     ================

Held to Maturity:

Government National Mortgage
 Association Certificates     $            791    $            22     $            -      $            813
Collateralized Mortgage
 Obligations                             5,114                 22                  -                 5,136
Federal Home Loan Mortgage
 Corporation Certificates                5,210                 23                 33                 5,200
Federal National Mortgage
 Association Certificates                3,505                 69                  -                 3,574
                              ----------------    ---------------     ---------------     ----------------

Totals                        $         14,620    $           136     $            33     $         14,723
                              ================    ===============     ===============     ================

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - MORTGAGE-RELATED SECURITIES (CONTINUED)


                                                        Gross               Gross             Estimated
                                  Amortized          Unrealized          Unrealized             Fair
                                    Cost                Gains              Losses               Value
                              ----------------    ---------------     --------------      ---------------
                                                         (Dollars In Thousands)
      1998

Available for Sale:
Government National Mortgage
 Association Certificates     $          2,141    $            51     $            -      $          2,192
Collateralized Mortgage
 Obligations                             8,650                343                 136                8,857
Federal Home Loan Mortgage
 Corporation Certificates                1,611                 65                  -                 1,676
Federal National Mortgage
 Association Certificates               20,716                436                   7               21,145
                              ----------------    ---------------     ---------------     ----------------

Totals                        $         33,118    $           895     $           143     $         33,870
                              ================    ===============     ===============     ================

Held to Maturity:

Government National Mortgage
 Association Certificates     $          1,091    $            33     $            -      $          1,124
Collateralized Mortgage
 Obligations                            14,993                124                  -                15,117
Federal Home Loan Mortgage
 Corporation Certificates                3,894                 87                  -                 3,981
Federal National Mortgage
 Association Certificates                5,776                126                  -                 5,902
                              ----------------    ---------------     ---------------     ----------------

Totals                        $         25,754    $           370     $             -     $         26,124
                              ================    ===============     ================    ================

Sales of mortgage-related securities resulted in total proceeds of $3,470,000 and gross realized gains of $99,000 during the year ended March 31, 1998. There were no sales of mortgage-related securities during the years ended March 31, 1999 and 1997.

Expected maturities for mortgage-related securities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5 - LOANS RECEIVABLE

Details of loans receivable at March 31 follow:


                                                                         1999                   1998
                                                                   ---------------        ----------------
                                                                          (Dollars In Thousands)

   First mortgage loans:
       One- to four-family residential                             $       220,765        $        214,353
       Five or more family residential                                       9,817                  14,230
       Commercial                                                           70,372                  64,451
       Construction                                                         24,595                  18,938
                                                                   ---------------        ----------------

       Total first mortgage loans                                          325,549                 311,972
                                                                   ---------------        ----------------

   Consumer loans:
       Home improvement and home equity                                     34,173                  36,303
       Auto and recreational vehicles                                       24,622                  19,496
       Educational                                                           4,827                   4,197
       Other                                                                 1,727                   1,530
                                                                   ---------------        ----------------

       Total consumer loans                                                 65,349                  61,526
                                                                   ---------------        ----------------

   Commercial loans                                                         11,002                   7,622
                                                                   ---------------        ----------------

       Subtotals                                                           401,900                 381,120
                                                                   ---------------        ----------------

   Less:
       Undisbursed loan proceeds                                            10,240                   5,930
       Unearned interest and loan fees                                         201                     298
       Unamortized unrealized loss                                             316                     391
       Allowance for loan losses                                             3,819                   3,567
                                                                   ---------------        ----------------

       Subtotals                                                            14,576                  10,186
                                                                   ---------------        ----------------

   Totals                                                          $       387,324        $        370,934
                                                                   ===============        ================

A summary of the activity in the allowance for loan losses is as follows:


                                                                      Years Ended March 31,
                                                  ---------------------------------------------------------

                                                        1999                1998                 1997
                                                  ---------------     ---------------     -----------------
                                                                      (Dollars In Thousands)
   Balance at beginning                           $         3,567     $         1,405     $           1,075
   Provisions                                                 402                 950                   350
   Charge offs                                               (163)               (224)                  (20)
   Recoveries                                                  13                  17                    -
   Allowance acquired through acquisition                      -                1,419                    -
                                                  ---------------     ---------------     -----------------

   Balance at end                                 $         3,819     $         3,567     $           1,405
                                                  ===============     ===============     =================


                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5 - LOANS RECEIVABLE (CONTINUED)

Nonperforming loans, which include loans on which the accrual of interest has been discontinued, totaled $910,000 and $1,225,000 at March 31, 1999 and 1998, respectively. The Bank did not have any troubled debt restructuring at March 31, 1999 or 1998. The Bank did not have any material impaired commercial loans during fiscal years 1999 and 1998, and had no impaired commercial loans at March 31, 1999 and 1998.

More than 90% of the Bank's lending activity is with borrowers within its primary market area, East Central Wisconsin. Although the Bank has a diversified portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the general economic conditions of the area.

NOTE 6 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at March 31 are summarized as follows:


                                                        1999                1998                1997
                                                  ---------------     ----------------   ------------------
                                                                      (Dollars In Thousands)
   Mortgage loan portfolios serviced for:
      Federal Home Loan Mortgage
       Corporation                                $       192,555     $        169,884   $          120,971
      Federal National Mortgage Association                40,320               62,787                   -
      Other investors                                      13,358                9,820                6,363
                                                  ---------------     ----------------   ------------------

   Totals                                         $       246,233     $        242,491   $          127,334
                                                  ===============     ================   ==================

Custodial escrow balances maintained in connection with the foregoing loan servicing were $3,806,000 and $5,028,000 at March 31, 1999 and 1998, respectively.

Mortgage servicing rights are required to be recognized as a separate asset and amortized over the estimated period that servicing income is recognized. An analysis of changes in mortgage servicing rights is as follows:


                                                                      Years Ended March 31,
                                                  ---------------------------------------------------------
                                                        1999                1998                1997
                                                  ---------------     ----------------   ------------------
                                                                      (Dollars In Thousands)
   Balance at beginning                           $           740     $            194   $               -
   Capitalized amounts                                        866                  579                  202
   Less:
      Amortization                                           (122)                 (33)                  (8)
      Valuation allowance                                    (239)                  -                    -
                                                  ---------------     ----------------   ------------------

   Balance at end                                 $         1,245     $            740   $              194
                                                  ===============     ================   ==================

The valuation allowance was $239,000 at March 31, 1999. There was no impairment of mortgage servicing rights and no valuation allowance at March 31, 1998 and 1997.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 7 - OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment at March 31 consist of the following:


                                                                          1999                   1998
                                                                   -----------------      -----------------
                                                                            (Dollars In Thousands)

   Land and land improvements                                      $           1,699      $           1,737
   Buildings and building improvements                                         6,833                  7,065
   Leasehold improvements                                                         90                     90
   Furniture, fixtures, and equipment                                          3,457                  3,696
   Automobiles                                                                    87                     64
   Construction in progress                                                       -                     381
                                                                   -----------------      -----------------

   Subtotals                                                                  12,166                 13,033
   Less - Accumulated depreciation                                             5,501                  6,423
                                                                   -----------------      -----------------

   Total office properties and equipment                           $           6,665      $           6,610
                                                                   =================      =================

Depreciation and amortization of office properties and equipment charged to operating expenses amounted to $430,000, $389,000, and $261,000 in 1999, 1998, and 1997, respectively.

NOTE 8 - DEPOSIT ACCOUNTS

Deposit accounts at March 31 are summarized as follows:


                                                        1999                              1998
                                            -----------------------------    -----------------------------
                                                              Weighted                         Weighted
                                                               Average                          Average
                                                Amount          Rate             Amount          Rate
                                            --------------  -------------     ------------   ----------
                                                                 (Dollars In Thousands)

NOW accounts:
   Non-interest bearing                     $       14,726              -%    $     12,449           -%
   Interest bearing                                 18,416           1.36           17,271        1.63
Regular savings accounts                            38,789           2.18           37,864        2.73
Money market accounts                               59,821           4.12           42,451        4.59
Certificate accounts                               197,674           5.34          208,473        6.11
                                            --------------                    ------------

Totals                                      $      329,426           4.29%    $    318,508        5.02%
                                            ==============           ====     ============        ====

Certificate accounts include $16.8 million and $18.3 million in denominations of $100,000 or more at March 31, 1999 and 1998, respectively.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 8 - DEPOSIT ACCOUNTS (CONTINUED)

On March 31, 1999, certificate accounts have scheduled maturity dates as follows:


                              Mature During
                               Years Ended
                                March 31,                           Amount
                              -------------                  -------------------
                                            (Dollars In Thousands)

                                  2000                        $          175,845
                                  2001                                    16,559
                                  2002                                     2,793
                                  2003                                     1,559
                                  2004                                       918
                                                              ------------------

                                    Totals                    $          197,674
                                                              ==================

Interest expense on deposit accounts consists of the following:


                                                                    Years Ended March 31,
                                                     ----------------------------------------------
                                                         1999             1998             1997
                                                     ------------     ------------    -------------
                                                                 (Dollars In Thousands)

NOW and money market accounts                        $      2,549     $      1,824     $        831
Regular savings accounts                                    1,040              985              502
Certificate accounts                                       11,390           12,154            6,297
Advance payments by borrowers for
 taxes and insurance                                           75               98               74
                                                     ------------     ------------     ------------

   Totals                                            $     15,054     $     15,061     $      7,704
                                                     ============     ============     ============


NOTE 9 - BORROWED FUNDS

Borrowed funds consist of FHLB advances at March 31 and are summarized as follows:

                                                      1999                                      1998
                                          ----------------------------        ----------------------------
                                                             Weighted                            Weighted
                                                              Average                             Average
                                               Amount          Rate               Amount           Rate
                                         ----------------    --------         ---------------   ----------
                                                               (Dollars In Thousands)
FHLB advances maturing during
the years ended March 31:

        1999                              $             -            -%       $        34,250         5.72%
        2000                                        22,300        5.28                 22,300         5.65
        2002                                         1,800        6.32                  1,800         6.32
        2003                                        41,000        5.49                 41,000         5.49
        2005                                        10,000        4.98                 10,000         4.98
        2009                                        27,000        5.19                     -            -
                                          ----------------                    ---------------

        Totals                            $        102,100        5.33%       $       109,350         5.56%
                                          ================                    ===============

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 9 - BORROWED FUNDS (CONTINUED)

The Corporation is required to maintain as collateral unencumbered one- to four-family mortgage loans such that the outstanding balance of FHLB advances does not exceed 60% of the book value of this collateral. The borrowings are also collateralized by the FHLB stock owned by the Corporation. The variable rate term borrowings at March 31, 1999, which are included in the above, total $11 million and are at interest rates tied to the one-month LIBOR index. Accrued interest payable on advances totaled $470,000 and $533,000 at March 31, 1999 and 1998, respectively.

NOTE 10 - EMPLOYEE BENEFIT PLANS

The Bank has a qualified defined contribution plan covering substantially all full-time employees who have completed one year of service and are at least 18 years old. Participating employees can contribute up to 15% of their compensation. The Bank may make discretionary contributions for the employees' benefit. Bank expense related to this plan was $33,000 and $36,000 in 1999 and 1998, respectively. There was no expense under this plan in 1997.

The Bank has Deferred Compensation Agreements with two employees and a Separation Benefit Plan with two employees. Each of these plans are nonqualified, supplemental retirement plans. Under each plan, the individual employees have a set amount to be accrued for at age 65. The current accrued liability is determined based on the present value of this gross amount. At March 31, 1999, the maximum liability which could be paid under these agreements is $149,000. The amount charged to operations, under these agreements, was $15,000, $15,000, and $26,000 for 1999, 1998, and 1997, respectively.

The Corporation has reserved 290,950 shares of common stock to be issued under a nonqualified stock option plan for employees and directors. The compensation committee of the Board of Directors of the Corporation administers the plan. The committee determines the persons to whom awards will be granted under the plan, except for certain option grants to nonemployee directors which are automatic pursuant to the terms of the plan. Options granted under the plan may be incentive stock options ("ISO") or nonincentive stock options ("SO"), provided that only SOs may be granted to nonemployee directors. The per share exercise price of options granted under the plan may not be less than the fair market value of a share of the Corporation's common stock on the date of grant, subject to certain additional limitations for ISOs granted to a 10% or more shareholder. Options granted under the plan and outstanding as of March 31, 1999, have an exercise term of ten years from the grant date. The plan also authorizes the committee to grant stock appreciation rights to officers and employees of the Corporation. The plan expires September 23, 2003, and is subject to early termination at the direction of the Board of Directors of the Corporation.

In 1998, as a result of the business combination with OSB, options representing 83,112 shares of the Corporation's stock were assumed by the Corporation at exercise prices as originally granted, adjusted for the exchange ratio of the merger transaction. These options were originally granted by OSB under its stock option plan. Also as a result of the OSB merger, all outstanding options became 100% vested and exercisable on the date of the OSB merger.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10 - EMPLOYEE BENEFIT PLANS (CONTINUED)

The following is a summary of stock option activity:


                                                          Shares              Option Price
                                                       Under Option             Per Share
                                                    -----------------      -----------------
   Outstanding at April 1, 1996                           117,844               $10 - $15

   Exercised                                               (7,189)                 $10
                                                          -------

   Outstanding at March 31, 1997                          110,655               $10 - $15

   Transferred in from OSB                                 83,112            $7.87 - $16.60
   Granted                                                 55,500           $23.75 - $27.375
   Exercised                                              (54,215)           $7.87 - $16.60
                                                          -------

   Outstanding at March 31, 1998                          195,052            $7.87 - $27.375

   Granted                                                 64,700           $28.625 - $32.50
   Exercised                                              (25,808)            $10 - $16.60
   Canceled                                                (3,600)               $32.50
                                                          -------

   Outstanding at March 31, 1999                          230,344            $7.87 - $32.50
                                                          =======

The options above are nonincentive stock options. Options granted are eligible to be exercised over a five-year period at 20% each year.

The fair value of each option granted is estimated on the grant date using the Black-Scholes methodology.

The following assumptions were made as of the grant date in estimating the fair value for options granted:


                                                                                  1999                   1998
                                                                            -----------------      ----------------

            Dividend yield                                                               2.34%                 2.75%
            Risk-free interest rate                                                      5.12%                 5.12%
            Weighted average expected life (years)                                        7.5                   7.5
            Expected volatility                                                         34.86%                30.26%
            The per share weighted average fair value of the options
             granted as of their grant date, using the assumptions
             shown above                                                                $6.56                 $4.36


                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10 - EMPLOYEE BENEFIT PLANS (CONTINUED)

There were no options granted in 1997. No compensation cost has been recognized for the plan. Had compensation cost been determined on the basis of fair value, net income and earnings per share would have been reduced as follows:

                                                                                  1999                   1998
                                                                                 ------                 ------
                                                                          (Dollars In Thousands, Except Per Share Amounts)
Net income:

   As reported                                                              $           6,697      $          5,844
                                                                            =================      ================

   Pro forma                                                                $           6,622      $          5,817
                                                                            =================      ================

Earnings per share:

   As reported:
      Basic                                                                 $            1.80      $           1.59
      Diluted                                                               $            1.76      $           1.55

   Pro forma:
      Basic                                                                 $            1.77      $           1.58
      Diluted                                                               $            1.74      $           1.54


The following is a summary of the options outstanding at March 31, 1999:


                                               Options Outstanding                        Options Exercisable
                              -------------------------------------------       -----------------------------------
                                                Weighted
                                                 Average       Weighted                            Weighted
                                                Remaining       Average                             Average
              Exercise                         Contractual     Exercise                            Exercise
             Price Range          Number       Life - Years      Price             Number            Price
          ----------------     ------------    -----------    -----------       -------------    -----------------
            7.870 - 10.000           66,387            4.3    $      9.62              66,387    $      9.62
           15.000 - 16.600           47,357            6.2          16.09              47,357          16.09
           23.750 - 27.375           55,500            8.2          24.14              11,100          24.14
           28.625 - 32.500           61,100            9.1          31.47                  -              -
                                     ------            ---    -----------             -------    -----------

               Totals                230,344           6.9    $     20.24             124,844    $     13.36
                                     =======           ===    ===========             =======    ===========



                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10 - EMPLOYEE BENEFIT PLANS (CONTINUED)

The Corporation sponsors an Employee Stock Ownership Plan ("ESOP") for substantially all of its full-time employees. The ESOP originally borrowed $1,800,000 from FCB Financial Corp. and purchased 180,000 shares of the Corporation's common stock. The loan is payable in annual installments of $243,000 including interest at a rate of 6.5% over a ten-year amortization. In addition, pursuant to the terms of the OSB merger, the ESOP plan of OSB was combined with the above plan. The conversion ratio was applied to the OSB ESOP shares prior to inclusion in the Corporation ESOP. As part of the OSB merger, the Corporation assumed $487,000 of debt related to the former OSB ESOP. This loan is payable in quarterly installments of $29,000 including interest at the prime rate of interest over a remaining 42-month amortization from March 31, 1999. Contributions to the plan must be sufficient to service the ESOP loan. Any additional contributions are determined by the Board of Directors. All dividends received by the ESOP are used to pay debt service. As the debt is repaid, shares are released and allocated to active employees based on the proportion of debt service paid in the year. As shares are committed to be released, the Corporation reports ESOP expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations. ESOP shares that have not been committed to be released are not considered outstanding for purposes of computing earnings per share. The cost of the unearned shares is reported in the consolidated statement of financial condition as unearned compensation. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as ESOP expense. ESOP expense was $903,000, $754,000, and $415,000 for 1999, 1998, and 1997, respectively. Dividends received by the ESOP were $224,000, $209,000, and $123,000 in 1999, 1998, and 1997, respectively, and were used to reduce loan principal. The fair value of unearned ESOP shares at March 31, 1999, totaled $2.3 million.

The following is a summary of ESOP shares at March 31:

                                                                            1999                 1998
                                                                      ----------------     ----------------

   Allocated                                                                 173,446              137,980
   Committed to be released                                                       -                    -
   Unearned                                                                   81,390              117,591
                                                                             -------              ---------

   Totals                                                                    254,836              255,571
                                                                             =======              =========

The ESOP distributed 735 and 40,034 allocated shares to former employees during the years ended March 31, 1999 and 1998, respectively.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11 - INCOME TAXES

The provision for income taxes consists of the following:


                                                                       Years Ended March 31,
                                                   -----------------------------------------------------
                                                        1999                1998                1997
                                                   -------------       -------------        ------------
                                                                       (Dollars In Thousands)
   Current tax expense (credit):
      Federal                                      $       3,166       $       2,735        $      1,431
      Low income housing credit                              (70)                (70)                (70)
      State                                                  436                 469                 288
                                                   -------------       -------------        ------------

   Total current                                           3,532               3,134               1,649
                                                   -------------       -------------        ------------

   Deferred tax expense (credit):
      Federal                                                324                 (91)                 13
      State                                                   81                 (23)                  3
                                                   -------------       --------------       ------------

   Total deferred                                            405                (114)                 16
                                                   -------------       -------------        ------------

   Total provision for income taxes                $       3,937       $       3,020        $      1,665
                                                   =============       =============        ============

Included in the total provision for income taxes is expense of $34,000 for the year ended March 31, 1998, related to security transactions. There were no sales of securities during the years ended March 31, 1999 and 1997.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Corporation's assets and liabilities. The major components of the net deferred tax asset as of March 31 are as follows:


                                                                          1999                1998
                                                                   ---------------       ---------------
                                                                           (Dollars In Thousands)

   Deferred tax assets:
      Loans held for sale                                          $           125       $           181
      Allowance for loan losses                                              1,233                 1,122
      Marketable securities                                                    309                   406
      Deferred directors' fees                                                 554                   521
      Other - Net                                                               95                   292
                                                                   ---------------       ---------------

         Total deferred tax assets                                           2,316                 2,522
                                                                   ---------------       ---------------

   Deferred tax liabilities:
      Unrealized securities gains                                             (135)                 (250)
      Depreciation                                                            (118)                  (35)
      FHLB stock dividends                                                     (79)                 (161)
      Mortgage servicing rights                                               (488)                 (290)
                                                                   ---------------       ---------------

         Total deferred tax liabilities                                       (820)                 (736)
                                                                   ---------------       ---------------

   Net deferred tax asset                                          $         1,496       $         1,786
                                                                   ===============       ===============

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11 - INCOME TAXES (Continued)

The provision for income taxes differs from that computed at the federal statutory corporate tax rate as follows:


                                                         Years Ended March 31,
                    -----------------------------------------------------------------------------------------------
                                1999                               1998                            1997
                    ----------------------------     -----------------------------     ----------------------------
                       Amount           Percent         Amount           Percent          Amount         Percent
                    ------------   -------------     -----------     -------------     ------------    ------------
                                                                           (Dollars In Thousands)
Income before
 provision for
 income taxes       $     10,634              100%   $      8,864              100%    $      4,105             100%
                    ============              ===    ============              ===     ============             ===

Tax at federal
 statutory rates    $      3,616               34%   $      3,014               34%    $      1,396              34%
Increase (decrease)
 in tax:
   State income
    taxes - Net of
    federal income
    tax benefits             341                3             294                3              191               5
   Low income
    housing credit           (70)              (1)            (70)              (1)             (70)             (2)
   ESOP compensation         171                2             148                2               56               1
   Tax-exempt interest
    exclusion                (72)              (1)            (71)              (1)              -                -
   Other                     (49)              -             (295)              (3)              92               2
                 ---------------              ---     -----------              ---     ------------             ---

Totals              $      3,937               37%   $      3,020               34%    $      1,665              40%
                    ============              ===    ============              ===     ============             ===

NOTE 12 - SHAREHOLDERS' EQUITY

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of March 31, 1999, the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 1999, the most recent notifications from the Office of Thrift Supervision ("OTS") categorizes the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 12 - SHAREHOLDERS' EQUITY (CONTINUED)

The Bank's actual and minimum regulatory capital amounts (in thousands) and ratios are as follows:


                                                                                                  To Be Well
                                                                                               Capitalized Under
                                                                     For Capital               Prompt Corrective
                                               Actual              Adequacy Purposes           Action Provisions
                                        -------------------        -------------------         ------------------
                                        Amount        Ratio        Amount        Ratio         Amount       Ratio
                                        ------        -----        ------        -----         ------       -----
MARCH 31, 1999:

Total capital (to risk-weighted
 assets)                             $     62,758     20.2%   >=$      24,902    >=8.0%   >=$     31,068       >=10.0%

Tier I capital (to risk-weighted
 assets)                             $     58,939     18.9%   >=$      12,474    >=4.0%   >=$     18,711       >=6.0%

Tier I capital (to average assets)   $     58,939     11.4%   >=$      20,602    >=4.0%   >=$     25,850       >=5.0%

MARCH 31, 1998:

Total capital (to risk-weighted
 assets)                             $     62,959     18.9%   >=$      26,674    >=8.0%   >=$     33,312       >=10.0%

Tier I capital (to risk-weighted
 assets)                             $     59,392     17.8%   >=$      13,347    >=4.0%   >=$     20,020       >=6.0%

Tier I capital (to average assets)   $     59,392     11.6%   >=$      20,474    >=4.0%   >=$     25,600       >=5.0%

The capital distribution regulations allow a well capitalized bank to make capital distributions during a calendar year up to 100% of its net income to date plus the amount that would reduce by one half its surplus capital ratio at the beginning of the calendar year. Any distributions in excess of that amount requires prior OTS notice, with the opportunity for OTS to object to the distribution.

NOTE 13 - EARNINGS PER SHARE

The following table reflects a reconciliation, for the years ended March 31, of basic earnings per share and diluted earnings per share:


                                                                             Years Ended March 31,
                                                                --------------------------------------------
                                                                1999                1998                1997
                                                                ----                ----                ----
                                                              (Dollars In Thousands, Except Per Share Amounts)
Basic EPS:
   Income available to common shareholders                  $         6,697       $       5,844      $       2,440
   Average common shares outstanding                              3,730,649           3,679,692          2,357,465

Earnings per share - Basic                                  $          1.80       $        1.59      $        1.03
                                                            ===============       =============      =============

Diluted EPS:
   Income available to common shareholders                  $         6,697       $       5,844      $       2,440
   Average common shares outstanding                              3,730,649           3,679,692          2,357,465
   Effect of options - Net                                           75,272              83,826             51,991
                                                            ---------------       -------------      -------------

   Average common shares outstanding - Diluted                    3,805,921           3,763,518          2,409,456

Earnings per share - Diluted                                $          1.76       $        1.55      $        1.01
                                                            ===============       =============      =============

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



NOTE 14 - ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Comprehensive income and accumulated other comprehensive income (loss) are shown in the consolidated statements of shareholders' equity. The Corporation's accumulated other comprehensive income (loss) is comprised of the unrealized gain or loss on securities available for sale. The following shows the activity in accumulated other comprehensive income (loss):


                                                                            Years Ended March 31,
                                                     --------------------------------------------------------------
                                                           1999                   1998                   1997
                                                     ----------------       ----------------       ----------------
                                                                            (Dollars In Thousands)

Accumulated other comprehensive income (loss)
 at beginning                                        $            502       $            (72)      $            (26)
                                                     ----------------       ----------------       ----------------

Activity:
   Unrealized gain (loss) on securities available
    for sale                                                     (339)                   944                    (77)
   Tax impact                                                     115                   (305)                    31
                                                     ----------------       ----------------       ----------------

   Net unrealized gain (loss) on securities
    available for sale                                           (224)                   639                    (46)
                                                     ----------------       ----------------       ----------------

   Reclassification adjustment for realized gains
    on securities available for sale                               -                     (99)                    -
   Tax impact                                                      -                      34                     -
                                                     ----------------       ----------------       ----------------

   Net reclassification adjustment                                 -                     (65)                    -
                                                     ----------------       ----------------       ----------------

   Net change in accumulated other comprehensive
    income (loss)                                                (224)                   574                    (46)
                                                     ----------------       ----------------       ----------------

Accumulated other comprehensive income (loss)
 at end                                              $            278       $            502       $            (72)
                                                     ================       ================       ================

NOTE 15 - SEGMENT INFORMATION

The Corporation, through the branch network of its subsidiary Bank, provides a full range of consumer and commercial banking services to individuals and businesses in East Central Wisconsin. These services include demand, time, and savings deposits; safe deposit services; credit cards; notary services; night depository; money orders, traveler's checks, and cashier's checks; savings bonds; secured and unsecured consumer, commercial, and real estate loans; ATM processing; cash management; and financial planning.

While the Corporation's chief decision makers monitor the revenue streams of various products and services, operations are managed and financial performance is evaluated on a Corporate-wide basis. Accordingly, all of the Corporation's banking operations are considered by management to be aggregated in one reportable operating segment.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 16 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are in the form of commitments to extend credit and involve elements of credit risk in excess of the amount recognized in the consolidated statements of financial condition.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Financial instruments whose contract amounts represent credit risk at March 31 are as follows:


                                                                              1999                    1998
                                                                       -----------------       -----------------
                                                                                 (Dollars In Thousands)
     Commitments to extend credit:
       Fixed rate (6.50% - 8.50% at March 31, 1999 and
         6.125% - 9.50% at March 31, 1998)                             $          16,641       $          16,359
       Adjustable rate (5.95% - 9.25% at March 31, 1999
         and 6.125% - 9.75% at March 31, 1998)                                     1,323                   4,883
                                                                       -----------------       -----------------

     Total outstanding commitments                                     $          17,964       $          21,242
                                                                       =================       =================

     Unused lines of credit                                            $          10,693       $           7,838
                                                                       =================       =================

     Commitments to sell loans                                         $              -        $          21,411
                                                                       =================       =================

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates not exceeding a maximum of 45 days or other termination clauses and may require payment of a fee. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the party.

The Corporation frequently enters into loan sale commitments prior to closing loans in order to limit interest rate risk for the period of time between when a loan is committed and when it is sold. These sale commitments are typically made on a loan-by-loan basis.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 17 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of the Corporation's financial instruments:

     Cash and cash equivalents: The carrying amounts reported in the consolidated statements of financial condition for cash and short-term interest-bearing deposits approximate those assets' fair values.

     Investment and mortgage-related securities: Fair values are based on quoted market prices, where available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Loans receivable and loans held for sale: For certain homogeneous categories of loans, such as fixed-rate residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. The carrying amount of accrued interest approximates its fair value. Impaired loans are measured at the estimated fair value of the expected future cash flows at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral for loans which are collateral dependent. Therefore, the carrying value of impaired loans approximates the estimated fair value for these assets.

     Mortgage servicing rights: The fair value of mortgage servicing rights is based on the present value of future cash flows using discounted rates applicable to the level of risk of the underlying loans.

     Deposit accounts: The fair value of NOW, passbook, and money market accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificate accounts is estimated using discounted cash flows with discount rates at interest rates currently offered for deposits of similar remaining maturities.

     Borrowed funds: Rates currently available to the Corporation for debt with similar terms and remaining maturities are used to estimate fair value of existing debt. The fair value of borrowed funds due on demand is the amount payable at the reporting date. The fair value of borrowed funds with fixed terms is estimated using discounted cash flows with discount rates at interest rates currently offered by lenders for similar remaining maturities.

     Off-balance-sheet instruments: The fair value of commitments would be estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the current interest rates, and the present creditworthiness of the counterparties. Since this amount is immaterial, no amounts for fair value are presented.

     Limitations: Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future expected prepayment experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include office properties and equipment, other assets, and other liabilities. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 17 - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

The carrying value and estimated fair value of financial instruments at March 31 are as follows:


                                                      1999                               1998
                                          -----------------------------     -------------------------------
                                            Carrying         Estimated        Carrying         Estimated
                                             Amount         Fair Value         Amount         Fair Value
                                             ------         ----------         ------         ----------
                                                                (Dollars In Thousands)

Financial assets:
 Cash and cash equivalents                $     29,402     $     29,402     $      28,359    $      28,359
 Securities                                     83,243           83,325            82,942           83,607
 Federal Home Loan Bank stock                    5,568            5,568             6,028            6,028
 Total loans - Net                             389,974          395,167           387,626          392,565
 Mortgage servicing rights                       1,245            1,245               740              740
                                          ------------     ------------     -------------    -------------

Total financial assets                    $    509,432     $    514,707    $      505,695    $     511,299
                                          ============     ============     =============    =============

Financial liabilities:
 Deposit accounts                         $    329,426     $    329,877    $      318,508    $     318,689
 Borrowed funds                                102,100           99,009           109,350          107,225
                                          ------------     ------------     -------------    -------------

Total financial liabilities               $    431,526     $    428,886    $      427,858    $     425,914
                                          ============     ============     =============    =============

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 18 - PARENT COMPANY ONLY FINANCIAL STATEMENTS

                        STATEMENTS OF FINANCIAL CONDITION
                             March 31, 1999 and 1998
                             (Dollars In Thousands)

                                     ASSETS

                                                                                1999                   1998
                                                                                ----                   ----

   Cash                                                                   $          6,793       $          3,128
   Investment securities held to maturity                                            4,510                  4,495
   Mortgage-related securities available for sale                                    3,905                  3,847
   Investment in subsidiary                                                         61,149                 61,025
   Other assets                                                                      2,437                  3,232
                                                                          ----------------       ----------------

   TOTAL ASSETS                                                           $         78,794       $         75,727
                                                                          ================       ================


                      LIABILITIES AND SHAREHOLDERS' EQUITY

   Other liabilities                                                      $            867       $            811
   Total shareholders' equity                                                       77,927                 74,916
                                                                          ----------------       ----------------

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $         78,794       $         75,727
                                                                          ================       ================

                              STATEMENTS OF INCOME
                   Years Ended March 31, 1999, 1998, and 1997
                             (Dollars In Thousands)


                                                              1999                    1998                    1997
                                                              ----                    ----                    ----

   Interest and dividend income                         $          7,641        $         10,672        $        2,222
   Equity in undistributed net income of subsidiary                 (796)                 (4,686)                  471
   Other income                                                       -                        4                    -
                                                        ----------------        ----------------        --------------

   Total income                                                    6,845                   5,990                 2,693
   Other expense                                                      86                     146                   124
                                                        ----------------        ----------------        --------------

   Income before provision for income taxes                        6,759                   5,844                 2,569
   Provision for income taxes                                         62                      -                    129
                                                        ----------------        ----------------        --------------

   Net income                                           $          6,697        $          5,844        $        2,440
                                                        ================        ================        ==============

                               FCB FINANCIAL CORP.

                               -------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 18 - PARENT COMPANY ONLY FINANCIAL STATEMENTS (CONTINUED)

                            STATEMENTS OF CASH FLOWS
                   Years Ended March 31, 1999, 1998, and 1997
                             (Dollars In Thousands)


                                                             1999                   1998                    1997
                                                             ----                   ----                    ----

   Cash flows from operating activities:
      Net income                                        $        6,697        $          5,844        $         2,440
                                                        --------------        ----------------        ---------------

      Adjustments to reconcile net income to net
      cash provided by operating activities:
         Equity in net income of subsidiary                     (7,018)                 (5,071)                (2,176)
         Decrease (increase) in other assets                       495                     (42)                    (8)
         Decrease in other liabilities                             (21)                   (522)                  (100)
                                                        --------------        ----------------        ---------------

           Total adjustments                                    (6,544)                 (5,635)                (2,284)
                                                        --------------        ----------------        ---------------

      Net cash provided by operating activities                    153                     209                    156
                                                        --------------        ----------------        ---------------

      Cash flows from investing activities:
         Purchases of investment securities held to
          maturity                                                  -                   (4,481)                    -
         Dividend received from subsidiary                       7,814                   9,757                  1,705
         Net decrease in note receivable                           260                   1,747                  1,326
         Net cash received in acquisition                           -                    4,015                     -
                                                        --------------        ----------------        ---------------

      Net cash provided by investing activities                  8,074                  11,038                  3,031
                                                        --------------        ----------------        ---------------

      Cash flows from financing activities:
         Purchases of treasury common stock                     (1,624)                 (7,185)                  (997)
         Proceeds from exercise of stock options                   274                     911                     72
         Dividends paid                                         (3,212)                 (2,623)                (1,629)
                                                        --------------        ----------------        ---------------

      Net cash used in financing activities                     (4,562)                 (8,897)                (2,554)
                                                        --------------        ----------------        ---------------

   Net increase in cash                                          3,665                   2,350                    633
   Cash at beginning                                             3,128                     778                    145
                                                        --------------        ----------------        ---------------

   Cash at end                                          $        6,793        $          3,128        $           778
                                                        ==============        ================        ===============

                   [WIPFLI ULLRICH BERTELSON LLP LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
FCB Financial Corp.
Oshkosh, Wisconsin



We have audited the accompanying consolidated statements of financial condition of FCB Financial Corp. and Subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Corporation's management. Our respon-sibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of FCB Financial Corp. and Subsidiaries at March 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.

/s/ Wipfli Ullrich Bertelson LLP
    Wipfli Ullrich Bertelson LLP



    May 6, 1999
    Green Bay, Wisconsin

ITEM 7(B). PRO FORMA FINANCIAL INFORMATION OF REGISTRANT.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF ANCHOR BANCORP, WISCONSIN INC.


                                                                          Page
                                                                          ----
CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets ..........................................      2

Consolidated Statements of Income.....................................      3

Consolidated Statements of Changes in Stockholders' Equity............      4

Consolidated Statements of Cash Flows.................................      5

Notes to Consolidated Financial Statements ...........................      7

Report of Ernst & Young LLP, Independent Auditors ....................     33

Management and Audit Committee Report.................................     34

CONSOLIDATED BALANCE SHEETS

                                                                                                  MARCH 31,
                                                                                --------------------------------------------
                                                                                     1999                           1998
                                                                                --------------------------------------------
                                                                                (Dollars In Thousands Except Per Share Data)
ASSETS
Cash                                                                            $    32,807                     $    33,028
Interest-bearing deposits                                                            31,169                          34,498
                                                                                -----------                     -----------
  Cash and cash equivalents                                                          63,976                          67,526
Investment securities available for sale                                             35,609                          42,449
Investment securities held to maturity (fair value of $51,900 and
  $38,300, respectively)                                                             51,976                          38,011
Mortgage-related securities available for sale                                       66,956                         101,396
Mortgage-related securities held to maturity (fair value of $192,700
  and $154,200, respectively)                                                       191,533                         152,993
Loans receivable, net:
  Held for sale                                                                      18,080                          34,752
  Held for investment                                                             2,111,566                       1,962,023
Foreclosed properties and repossessed assets, net                                     1,710                           4,723
Real estate held for development and sale                                            30,075                          22,630
Office properties and equipment                                                      24,879                          25,250
Federal Home Loan Bank stock--at cost                                                27,745                          28,030
Accrued interest on investments and loans                                            17,322                          16,514
Prepaid expenses and other assets                                                    22,170                          20,783
                                                                                -----------                     -----------
     Total assets                                                               $ 2,663,597                     $ 2,517,080
                                                                                ===========                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                        $ 1,835,416                     $ 1,710,980
Federal Home Loan Bank and other borrowings                                         530,495                         520,975
Reverse repurchase agreements                                                        42,464                          42,935
Advance payments by borrowers for taxes and insurance                                10,360                          11,599
Other liabilities                                                                    24,696                          27,723
                                                                                -----------                     -----------
     Total liabilities                                                            2,443,431                       2,314,212
                                                                                ===========                     ===========

Preferred stock, $.10 par value, 5,000,000 shares
 authorized, none outstanding                                                            --                              --
Common stock, $.10 par value, 30,000,000 shares
 authorized, 24,998,648 shares issued                                                 2,500                           2,500
Additional paid-in capital                                                           80,192                          77,345
Retained earnings                                                                   168,481                         154,826
Less: Treasury stock (1,166,483 shares and 1,255,173 shares,
               respectively), at cost                                               (29,811)                        (29,981)
           Borrowings of Employee Stock Ownership Plan                               (1,390)                         (2,415)
           Common stock purchased by benefit plans                                     (669)                           (850)
           Accumulated other comprehensive income                                       863                           1,443
                                                                                -----------                     -----------
     Total stockholders' equity                                                     220,166                         202,868
                                                                                -----------                     -----------
     Total liabilities and stockholders' equity                                 $ 2,663,597                     $ 2,517,080
                                                                                ===========                     ===========

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF  INCOME

                                                                             YEAR ENDED MARCH 31,
                                                                ---------------------------------------------
                                                                    1999            1998             1997
                                                                ---------------------------------------------
                                                                   (In Thousands, Except Per Share Data)
INTEREST INCOME:
Loans                                                            $168,779         $ 160,400          $137,720
Mortgage-related securities                                        15,671            18,734            17,207
Investment securities                                               7,572             6,732             4,814
Interest-bearing deposits                                           2,287             1,044               775
                                                                 --------         ---------          --------
  Total interest income                                           194,309           186,910           160,516

INTEREST EXPENSE:
Deposits                                                           82,322            79,207            68,118
Notes payable and other borrowings                                 31,745            31,202            26,905
Other                                                                 468               484               520
                                                                 --------         ---------          --------
  Total interest expense                                          114,535           110,893            95,543
                                                                 --------         ---------          --------
  Net interest income                                              79,774            76,017            64,973
Provision for loan losses                                           1,017             1,250               850
                                                                 --------         ---------          --------
  Net interest income after provision for loan losses              78,757            74,767            64,123

NON-INTEREST INCOME:
Loan servicing income                                               1,992             2,764             3,010
Service charges on deposits                                         4,977             4,637             3,819
Insurance commissions                                               1,129             1,256             1,366
Gain on sale of loans                                               7,354             4,191             1,513
Net income (loss) from operations of real estate investment         2,563              (437)            2,406
Other                                                               3,212             2,811             2,424
                                                                 --------         ---------          --------
  Total non-interest income                                        21,227            15,222            14,538

NON-INTEREST EXPENSES:
Compensation                                                       28,746            25,280            23,730
Occupancy                                                           4,303             4,106             3,724
Federal insurance premiums                                          1,052             1,035             2,400
Federal insurance special assessment                                   --                --             8,710
Furniture and equipment                                             3,257             2,951             2,778
Data processing                                                     3,588             3,233             2,434
Marketing                                                           2,194             2,519             2,216
Other                                                               7,996             9,013             7,084
                                                                 --------         ---------          --------
  Total non-interest expenses                                      51,136            48,137            53,076
                                                                 --------         ---------          --------
  Income before income taxes                                       48,848            41,852            25,585
Income taxes                                                       18,607            15,507             9,197
                                                                 --------         ---------          --------
  Net income                                                     $ 30,241         $  26,345          $ 16,388
                                                                 ========         =========          ========

Earnings per share:
  Basic                                                          $   1.26         $    1.06          $   0.71
  Diluted                                                            1.19              1.01              0.68

See accompanying Notes to Unaudited Consolidated Financial Statements.

CONSOLIDATED  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                            COMMON     ACCU-
                                                                                             STOCK    MULATED
                                                                                    BOR-   PURCHASED   OTHER
                                                   ADDITIONAL                     ROWINGS     BY      COMPRE-
                                          COMMON    PAID-IN   RETAINED  TREASURY    OF      BENEFIT    HENSIVE
                                           STOCK    CAPITAL   EARNINGS   STOCK     ESOP      PLANS     INCOME     TOTAL
                                         --------------------------------------------------------------------------------
                                                       (Dollars in thousands except per share data)
 Balance at March 31, 1996               $ 2,500  $ 45,511  $ 126,121 $ (4,192) $ (2,046)  $ (1,546)    $ (754) $ 165,594
Net income:
     Comprehensive income                      -         -     16,388        -         -          -          -     16,388
     Change in net unrealized losses
     on available-for-sale securities          -         -          -        -         -          -        (51)       (51)
                                                                                                                 --------
Comprehensive income                                                                                               16,337
Purchase of treasury stock                     -         -          -  (15,218)        -          -          -    (15,218)
Exercise of stock options                      -         -     (1,224)   1,698         -          -          -        474
Cash dividend ($0.12 per share)                -         -     (2,224)       -         -          -          -     (2,224)
Cash dividend paid by acquiree prior
      to combination                           -         -     (1,696)       -         -          -          -     (1,696)
Recognition plan shares vested                 -         -          -        -         -        300          -        300
Tax benefit from stock
      related compensation                     -       575          -        -         -          -          -        575
Repayment of ESOP borrowings                   -         -          -        -     1,177          -          -      1,177
                                         ---------------------------------------------------------------------------------
 Balance at March 31, 1997               $ 2,500  $ 46,086  $ 137,365 $(17,712)   $ (869)  $ (1,246)    $ (805) $ 165,319
                                         =================================================================================
Net income:
     Comprehensive income                      -         -     26,345        -         -          -          -     26,345
     Change in net unrealized gains
     on available-for-sale securities          -         -          -        -         -          -      2,248      2,248
                                                                                                                ---------
Comprehensive income                                                                                               28,593
Purchase of treasury stock                     -         -          -  (16,751)        -          -          -    (16,751)
Exercise of stock options                      -         -     (3,128)   4,482         -          -          -      1,354
Cash dividend ($0.16 per share)                -         -     (2,810)       -         -          -          -     (2,810)
Cash dividend paid by acquiree prior
      to combination                           -         -     (2,946)       -         -          -          -     (2,946)
Recognition plan shares vested                 -         -          -        -         -        396          -        396
Tax benefit from stock
      related compensation                     -     1,336          -        -         -          -          -      1,336
Borrowing - ESOP                               -         -          -        -    (2,069)         -          -     (2,069)
Repayment of ESOP borrowings                   -         -          -        -     1,010          -          -      1,010
Acquisition of OSB Financial Corp.             -    29,923          -        -      (487)         -          -     29,436
                                         ----------------------------------------------------------------------------------
 Balance at March 31, 1998               $ 2,500  $ 77,345  $ 154,826 $(29,981) $ (2,415)    $ (850)   $ 1,443  $ 202,868
                                         ==================================================================================
Net income:
     Comprehensive income                      -         -     30,241        -         -          -          -     30,241
     Change in net unrealized gains
     on available-for-sale securities          -         -          -        -         -          -       (580)      (580)
                                                                                                                ---------
Comprehensive income                                                                                               29,661
Purchase of treasury stock                     -         -          -  (11,492)        -          -          -    (11,492)
Exercise of stock options                      -       209     (9,815)  12,316         -          -          -      2,710
Purchase of stock by retirement plan           -       (23)         -      784         -          -          -        761
Cash dividend ($0.20 per share)                -         -     (3,482)       -         -          -          -     (3,482)
Cash dividend paid by acquiree prior
      to combination                           -         -     (3,289)       -         -          -          -     (3,289)
Recognition plan shares vested                 -         -          -        -         -        181          -        181
Consolidation of SERP                          -         -          -   (1,438)        -          -          -     (1,438)
Tax benefit from stock
      related compensation                     -     2,661          -        -         -          -          -      2,661
Repayment of ESOP borrowings                   -         -          -        -     1,025          -          -      1,025
                                       ----------------------------------------------------------------------------------
 Balance at March 31, 1999               $ 2,500  $ 80,192  $ 168,481 $(29,811) $ (1,390)    $ (669)     $ 863  $ 220,166
                                       ==================================================================================



See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                            YEAR ENDED MARCH 31,
                                                                                --------------------------------------------
                                                                                   1999             1998             1997
                                                                                ---------------------------------------------
                                                                                               (In Thousands)
OPERATING ACTIVITIES
 Net income                                                                     $  30,241         $  26,345         $  16,388
 Adjustments to reconcile net income to net
  cash provided by operating activities:
 Provision for losses on loans                                                      1,217             1,250               850
 Provision for depreciation and amortization                                        2,522             2,464             2,383
 Net gain on sales of loans                                                        (7,354)           (4,191)           (1,513)
 Increase in accrued interest receivable                                             (770)           (1,301)           (2,267)
 Increase (decrease) in accrued interest payable                                     (352)            2,535             2,207
 Increase (decrease) in accounts payable                                           (4,075)            5,835            (1,973)
 Other                                                                              1,038             5,171            (3,717)
                                                                                ---------         ---------         ---------
 Net cash provided by operating activities before proceeds
  from loan sales                                                                  22,467            38,108            12,358
 Net proceeds from origination and sale of loans held for sale                     17,593             5,173            12,024
                                                                                ---------         ---------         ---------
  Net cash provided by operating activities                                        40,060            43,281            24,382

INVESTING ACTIVITIES
 Proceeds from sales of investment securities available for sale                   35,906            19,745            39,809
 Proceeds from maturities of investment securities                                 79,055            68,902            19,099
 Purchase of investment securities available for sale                             (66,160)          (71,821)          (55,328)
 Purchase of investment securities held to maturity                               (55,981)          (17,969)          (15,949)
 Proceeds from sales of mortgage-related securities available for sale              5,761             4,750             5,617
 Purchase of mortgage-related securities held to maturity                         (17,958)           (4,670)          (26,725)
 Purchase of mortgage-related securities available for sale                       (12,843)           (4,741)           (2,057)
 Principal collected on mortgage-related securities                               113,248            45,607            60,338
 Increase in loans receivable                                                    (233,898)         (135,774)         (174,633)
 Purchase of office properties and equipment                                       (2,228)           (2,716)           (1,958)
 Sales of real estate                                                               7,912            14,118            15,767
 Purchase of real estate held for sale                                            (14,379)           (6,652)          (21,292)
 Net cash received in a business combination                                           --             3,104                --
                                                                                ---------         ---------         ---------
  Net cash used by investing activities                                          (161,565)          (88,117)         (157,312)


                                                                                               YEAR ENDED MARCH 31,
                                                                                ----------------------------------------------
                                                                                     1999              1998            1997
                                                                                ----------------------------------------------
                                                                                                (In Thousands)
FINANCING ACTIVITIES
 Increase in deposit accounts                                                   $   124,937        $  81,519        $  71,868
 Decrease in advance payments by borrowers
   for taxes and insurance                                                           (1,239)            (457)             (87)
 Proceeds from notes payable to Federal Home Loan Bank                            1,512,450          582,400          577,496
 Repayment of notes payable to Federal Home Loan Bank                            (1,502,900)        (571,680)        (507,200)
 Increase (decrease) in securities sold under agreements
  to repurchase                                                                        (471)           3,599           (8,247)
 Increase (decrease) in other loans payable                                             (30)          (4,519)          11,936
 Treasury stock purchased                                                           (11,492)         (16,751)         (15,218)
 Exercise of stock options                                                            2,710            1,354              474
 Purchase of stock by retirement plans                                                  761             --               --
 Payments of cash dividends to stockholders                                          (6,771)          (5,756)          (3,920)
                                                                                -----------        ---------        ---------
   Net cash provided by financing activities                                        117,955           69,709          127,102
                                                                                -----------        ---------        ---------
   Net increase (decrease) in cash and cash equivalents                              (3,550)          24,873           (5,828)
 Cash and cash equivalents at beginning of year                                      67,526           42,653           48,481
                                                                                -----------        ---------        ---------
   Cash and cash equivalents at end of year                                     $    63,976        $  67,526        $  42,653
                                                                                ===========        =========        =========

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid or credited to accounts:
  Interest on deposits and borrowings                                           $   114,562        $ 109,460        $  93,757
  Income taxes                                                                       16,813           13,192            9,525

Non-cash transactions:
 Securitization of mortgage loans held for sale to mortgage-backed
   securities and other adjustments                                                  92,427             --             54,938
 Loans transferred to foreclosed properties                                             230            4,877            1,903
 Assets and liabilities acquired in acquisition:
    Securities                                                                         --             67,759             --
    Loans receivable - Net                                                             --            176,288             --
    Office properties and equipment                                                    --              2,057             --
    Other assets                                                                       --              6,221             --
    Deposit accounts                                                                   --           (162,276)            --
    Borrowed funds                                                                     --            (58,360)            --
    Other liabilities                                                                  --             (5,357)            --

See accompanying Notes to Consolidated Financial Statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS Anchor BanCorp Wisconsin Inc. (the "Corporation") is a Wisconsin corporation incorporated in 1992 for the purpose of becoming a savings and loan holding company for AnchorBank, S.S.B. (the "Bank"), a wholly-owned subsidiary. The Bank provides a full range of financial services to individual customers through its branch locations in Wisconsin. The Bank is subject to competition from other financial institutions and other financial service providers. The Corporation and its subsidiary also are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory authorities. The Corporation also has a non-banking subsidiary, Investment Directions, Inc. ("IDI"), which invests in various limited partnerships.

BASIS OF FINANCIAL STATEMENT PRESENTATION The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts and operations of the Corporation and its wholly owned subsidiaries, the Bank and IDI and their wholly owned subsidiaries. The Bank has the following subsidiaries: Anchor Investment Corporation, Anchor Insurance Services Inc., and ADPC Corporation. IDI's wholly owned subsidiary is Nevada Investment Directions, Inc. ("NIDI"). Significant intercompany accounts and transactions have been eliminated. Investments in joint ventures and other less than 50% owned partnerships, which are not material, are accounted for on the equity method. Partnerships over 50% ownership are consolidated, with significant intercompany accounts eliminated.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS The Corporation considers federal funds sold and interest-bearing deposits that have original maturities of three months or less to be cash equivalents.

INVESTMENT AND MORTGAGE-RELATED SECURITIES HELD-TO-MATURITY AND AVAILABLE-FOR-SALE Securities that the Corporation has the intent and ability to hold to maturity are classified as held-to-maturity securities and are stated at amortized cost. Securities not classified as held to maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of accumulated other comprehensive income in stockholders' equity.

Discounts and premiums on investment and mortgage-backed securities are accreted and amortized into interest income using the interest method over the estimated remaining contractual life of the assets.

Realized gains and losses, and declines in value judged to be other than temporary, are included in "Net gain (loss) on sale of securities" in the consolidated statements of income as a component of other income. The cost of securities sold is based on the specific identification method.

LOANS HELD FOR SALE Loans held for sale generally consist of the current originations of certain fixed-rate mortgage loans and certain adjustable-rate mortgage loans and are carried at the lower of aggregate cost or market value. Fees received from the borrower and direct costs to originate are deferred and recorded as an adjustment of the sales price.

MORTGAGE SERVICING RIGHTS Mortgage servicing rights are recorded as an asset when loans are sold with servicing rights retained. For loans delivered to and funded by the FHLB see Note 13. The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair values of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on predominant risk characteristics of the underlying loans which include product type (i.e., fixed or adjustable) and interest rate bands. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

INTEREST ON LOANS Interest on loans is accrued on the unpaid principal balances as earned. Loans are placed on non-accrual status when, in the judgment of management, the probability of collection of principal and interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from the allowance for interest. Loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt. Allowances of $168,000 and $247,000 were established at March 31, 1999 and 1998, respectively, for interest on non-accrual status loans.

LOAN FEES AND DISCOUNTS Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment to the related loan's yield. The Corporation is amortizing these amounts, as well as discounts on purchased loans, using the level yield method, adjusted for prepayments, over the contractual life of the related loans.

FORECLOSED PROPERTIES AND REPOSSESSED ASSETS Real estate acquired by foreclosure or by deed in lieu of foreclosure and other repossessed assets are carried at the lower of cost or fair value, less estimated selling expenses. Costs relating to the development and improvement of the property are capitalized; holding period costs are charged to expense.

ALLOWANCES FOR LOSSES Allowances for losses on loans and foreclosed properties are maintained at a level believed adequate by management to absorb losses in the respective portfolios. Management's evaluation of the allowance for loss considers various factors including, but not limited to, general economic conditions, the level of troubled assets, expected future cash flows, loan portfolio composition, prior loss experience, estimated sales price of the collateral, holding and selling costs and regulatory agencies. The evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. While management uses available information to recognize losses, future additions to the allowances may be necessary based on changes in economic conditions. A loan is considered impaired when the carrying amount of the loan exceeds the present value of the future cash flows, discounted at the loan's original effective rate. However, as a practical expedient, management measures impairment based on the fair value of the underlying collateral. At March 31, 1999 and 1998, the amount of loans considered impaired by management is not significant.

REAL ESTATE HELD FOR DEVELOPMENT AND SALE Real estate held for development and sale includes investments in partnerships that purchased land and other property and also an investment in a multi-family residential property. These investments are carried at the lower of cost plus capitalized development costs and interest, less accumulated depreciation, or estimated fair value.

OFFICE PROPERTIES AND EQUIPMENT Office properties and equipment are recorded at cost and include expenditures for new facilities and items that substantially increase the useful lives of existing buildings and equipment. Expenditures for normal repairs and maintenance are charged to operations as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the resulting gain or loss is recorded in income.

DEPRECIATION AND AMORTIZATION The cost of office properties and equipment is being depreciated principally by the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized on the straight-line method over the lesser of the term of the respective lease or estimated economic life.

STOCK OPTIONS The Corporation has elected to follow Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

EARNINGS PER SHARE The computation of basic earnings per share excludes the dilutive effect of common stock equivalents. Stock options issued to employees and directors represent the only common stock equivalent of the Corporation. Diluted earnings per share reflect the potential dilutive effect of stock options computed using the treasury stock method.

NEW ACCOUNTING STANDARDS

On September 30, 1998, the Corporation adopted EITF 97-14, "Accounting for Deferred Compensation Arrangements Where Amounts Earned are Held in a Rabbi Trust and Invested." In accordance with this pronouncement, the Corporation now consolidates assets held in a Rabbi Trust for the benefit of certain employees. At the date of adoption, a liability was recorded for the deferred compensation obligation and the shares held in the Rabbi Trust were recorded as treasury shares.

As of January 1, 1998, the Corporation adopted SFAS No. 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Corporation's net income or stockholders' equity. SFAS No. 130 requires unrealized gains or losses on the Corporation's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

In 1998, the Corporation adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial statements. Because this Statement addresses how supplemental information is disclosed in such reports, the adoption will not impact the primary financial statements. See Note 16 - Segment Reporting for further details.

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," established accounting and reporting standards requiring that derivative instruments (including derivative instruments embedded in other contracts) be recorded on the balance sheet as either assets or liabilities measured at fair value. Changes in the derivative's fair value would be recognized currently in earnings unless specific hedge accounting criteria are met. The earliest the Corporation would be required to adopt SFAS No. 133 is April 1, 2000. The Corporation does not believe SFAS No. 133 will have a material impact on its financial position or results of operations due to its limited use of derivatives.

In October 1998, SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Entity - Amendment of FASB No. 64," was issued. This Statement requires that after the securitization of mortgage loans, an entity classify the resulting mortgage-backed securities or other retained interest based on its ability and intent to sell or hold those securities in accordance with SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (i.e trading, available-for-sale or held-to-maturity). This Statement is not required to be adopted until April 1, 2000. The Corporation does not believe SFAS No. 134 will have a material impact on its financial position or results of operations.

RECLASSIFICATIONS Certain 1998 and 1997 accounts have been reclassified to conform to the 1999 presentations. All share and per share amounts for 1998 and 1997 have been adjusted to reflect the two-for-one stock split distributed in August 1998.

NOTE 2 - BUSINESS COMBINATION

On June 7, 1999 the Corporation merged with FCB Financial Corp (FCBF). FCBF was merged into the Corporation and its wholly owned subsidiary bank, Fox Cities Bank, became a wholly owned subsidiary of the Corporation. In the merger, FCBF shareholders received 1.83 shares of the Corporation's common stock for each outstanding share of FCBF common stock. This merger resulted in the issuance of 7,028,444 shares of common stock, at an average cost of $6.84 per share, in exchange for 3,840,680 shares of outstanding FCBF common stock. The merger has been accounted for as a pooling-of-interests and, accordingly, all historical financial information and share data for the Corporation has been restated to include FCBF for all periods presented. Certain reclassifications were made to FCBF's statements to conform to the Corporation's presentations.

In connection with the merger, the Corporation and FCBF expect the combined Corporation to incur pre-tax merger related charges of approximately $8.5 million. These charges are expected to include $5.4 million in change of control severance, retirement, and other related employee payments, $2.3 million in investment banking, legal and accounting fees and $0.8 million in direct merger related data processing and other equipment costs. At March 31, 1999, no merger related charges had been incurred. Most merger related charges will be recorded in the first quarter of fiscal 2000.

As a part of the merger, there were also several FCBF sponsored employee benefit plans that will be either terminated or merged into the Corporation's similar benefit plans. These former plans and their planned dissolutions are discussed in detail in Note 11 - Employee Benefit Plans.

The following table shows gross revenues (representing net interest income and non-interest income, exclusive of security gains), net income and diluted earnings per share on an individual and combined basis for the periods indicated:


                                                                                          YEARS ENDED MARCH 31,
                                                                                --------------------------------------
                                                                                  1999            1998          1997
                                                                                --------------------------------------
                                                                                 (In Thousands, Except Per Share Data)
Gross revenues:
     Anchor BanCorp Wisconsin Inc.                                              $ 79,811         $71,541       $69,370
     FCBF                                                                         20,767          19,558        10,125
                                                                                --------         -------       -------
     Combined                                                                   $100,578         $91,099       $79,495
                                                                                ========         =======       =======

Net income:
     Anchor BanCorp Wisconsin Inc.                                              $ 23,544         $20,501       $13,948
     FCBF                                                                          6,697           5,844         2,440
                                                                                --------         -------       -------
     Combined                                                                   $ 30,241         $26,345       $16,388
                                                                                ========         =======       =======

Diluted earnings per share:
     Anchor BanCorp Wisconsin Inc.                                              $   1.28         $  1.06       $  0.71
     FCBF                                                                           1.76            1.55          1.01
     Combined                                                                       1.19            1.01          0.68

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and fair values of investment securities are as follows (in thousands):


                                                                            GROSS          GROSS
                                                          AMORTIZED      UNREALIZED      UNREALIZED     ESTIMATED
                                                            COST            GAINS          LOSSES       FAIR VALUE
                                                          --------------------------------------------------------
AT MARCH 31, 1999:
Available for Sale:
  U.S. Government and federal agency obligations           $17,645         $ 153          $     --          $17,798
  Mutual funds                                              11,142             2                --           11,144
  Corporate stock and other                                  6,624           369              (326)           6,667
                                                           -------         -----          --------          -------
                                                           $35,411         $ 524          $   (326)         $35,609
                                                           =======         =====          ========          =======
Held to Maturity:
  U.S. Government and federal agency obligations           $46,491         $  86          $   (243)         $46,334
    Municipal securities                                     4,510           137                --            4,647
    Other securities                                           975            --                --              975
                                                           -------         -----          --------          -------
                                                           $51,976         $ 223          $   (243)         $51,956
                                                           =======         =====          ========          =======

AT MARCH 31, 1998:
Available for Sale:
  U.S. Government and federal agency obligations           $21,821         $  94          $    (56)         $21,859
  Mutual funds                                              14,099            11                (6)          14,104
  Corporate stock and other                                  5,641           855               (10)           6,486
                                                           -------         -----          --------          -------
                                                           $41,561         $ 960          $    (72)         $42,449
                                                           =======         =====          ========          =======
Held to Maturity:
  U.S. Government and federal agency obligations           $33,516         $ 208          $    (40)         $33,684
   Municipal securities                                      4,495           122                --            4,617
                                                           -------         -----          --------          -------
                                                           $38,011         $ 330          $    (40)         $38,301
                                                           =======         =====          ========          =======

Proceeds from sales of investment securities available for sale during the years ended March 31, 1999, 1998 and 1997 were $35,906,000, $19,745,000 and
$39,809,000, respectively. Gross gains of $550,000, $3,000 and $16,000 were realized on sales in 1999, 1998 and 1997, respectively. A gross loss of $36,000 was realized on sales of investment securities for the year ended March 31, 1999.

The amortized cost and fair value of investment securities by contractual maturity at March 31, 1999 are shown below (in thousands). Actual maturities may differ from contractual maturities because issuers have the right to call or prepay obligations with or without call or prepayment penalties. Government agency securities subject to three month calls amount to $800,000 at March 31, 1999. There are no securities subject to six month calls at March 31, 1999.


                                                     AVAILABLE FOR SALE                  HELD TO MATURITY
                                              --------------------------------------------------------------
                                               AMORTIZED           FAIR            AMORTIZED            FAIR
                                                 COST              VALUE              COST             VALUE
                                              --------------------------------------------------------------
                                                                       (In Thousands)

Due in one year or less                        $15,937           $15,939           $ 3,065           $ 3,089
Due after one year through five years           15,744            15,896            41,271            41,170
Due after five years                               100               100             7,640             7,697
Corporate stock                                  3,630             3,674              --                --
                                               -------           -------           -------           -------
                                               $35,411           $35,609           $51,976           $51,956
                                               =======           =======           =======           =======

NOTE 4 - MORTGAGE-RELATED SECURITIES

Mortgage-related securities are backed by governmental agencies, including the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association and the Government National Mortgage Association. CMO's and REMICS have estimated average lives of five years or less.

The amortized cost and fair values of mortgage-related securities are as follows (in thousands):


                                                                                     GROSS             GROSS
                                                                  AMORTIZED        UNREALIZED         UNREALIZED
                                                                    COST             GAINS             LOSSES           FAIR VALUE
                                                                -------------------------------------------------------------------
AT MARCH 31, 1999:
Available for Sale:
  CMO's and REMICS                                               $  9,720           $   348            $     (81)        $  9,987
  Mortgage-backed securities                                       56,311               750                  (92)          56,969
                                                                 --------           -------            ---------         --------
                                                                 $ 66,031           $ 1,098            $    (173)        $ 66,956
                                                                 ========           =======            =========         ========
Held to Maturity:
  CMO's and REMICS                                               $ 17,201           $    61            $      (7)        $ 17,255
  Mortgage-backed securities                                      174,332             1,526                 (426)         175,432
                                                                 --------           -------            ---------         --------
                                                                 $191,533           $ 1,587            $    (433)        $192,687
                                                                 ========           =======            =========         ========

AT MARCH 31, 1998:
Available for Sale:
  CMO's and REMICS                                               $  9,762           $   343            $    (137)        $  9,968
  Mortgage-backed securities                                       90,197             1,284                  (53)          91,428
                                                                 --------           -------            ---------         --------
                                                                 $ 99,959           $ 1,627            $    (190)        $101,396
                                                                 ========           =======            =========         ========
Held to Maturity:
  CMO's and REMICS                                               $ 38,508           $   225            $     (71)        $ 38,662
  Mortgage-backed securities                                      114,485             1,322                 (212)         115,595
                                                                 --------           -------            ---------         --------
                                                                 $152,993           $ 1,547            $    (283)        $154,257
                                                                 ========           =======            =========         ========


Proceeds from sales of mortgage-related securities available for sale during the years ended March 31, 1999, 1998 and 1997 were $5,761,000, $4,750,000 and
$5,617,000, respectively. Gross gains of $109,000 and $137,000 were realized on sales in 1999 and 1998, respectively. No losses were realized in 1999 and 1998. No gains or losses were realized on sales of mortgage-related securities in 1997.

NOTE 5 - LOANS RECEIVABLE

Loans receivable held for investment consist of the following (in thousands):


                                                                           MARCH 31,
                                                             ---------------------------------------
                                                                 1999                     1998
                                                             ---------------------------------------
First mortgage loans:
  Single-family residential                                   $1,061,813                  $1,032,116
  Multi-family residential                                       233,984                     191,580
  Commercial real estate                                         282,980                     248,365
  Construction                                                   179,189                     139,314
  Land                                                            17,309                      12,503
                                                              ----------                  ----------
                                                               1,775,275                   1,623,878
Second mortgage loans                                            214,295                     220,177
Education loans                                                  130,254                     125,503
Commercial business loans and leases                              51,403                      37,866
Credit card and other consumer loans                              56,590                      53,867
                                                              ----------                  ----------
                                                               2,227,817                   2,061,291
Less:
  Undisbursed loan proceeds                                       87,401                      68,686
  Allowance for loan losses                                       24,027                      25,400
  Unearned loan fees                                               4,015                       4,137
  Discount on purchased loans                                        792                       1,016
  Unearned interest                                                   16                          29
                                                              ----------                  ----------
                                                                 116,251                      99,268
                                                              ----------                  ----------
                                                              $2,111,566                  $1,962,023
                                                              ==========                  ==========


A summary of the activity in the allowance for loan losses follows (in thousands):


                                                                   YEAR ENDED MARCH 31,
                                                       -----------------------------------------------
                                                           1999           1998             1997
                                                       -----------------------------------------------
Balance at beginning of year                            $ 25,400        $ 24,155         $ 23,882
Provisions                                                 1,017           1,250              850
Charge-offs                                               (2,955)         (2,420)          (1,000)
Recoveries                                                   565             996              423
Acquired through acquisition                                --             1,419             --
                                                        --------        --------         --------
 Balance at end of year                                 $ 24,027        $ 25,400         $ 24,155
                                                        ========        ========         ========


A substantial portion of the Bank's loans are collateralized by real estate in and around Dane County, Wisconsin. Accordingly, the ultimate collectibility of a substantial portion of the loan portfolio is susceptible to changes in market conditions in that area.

Mortgage loans serviced for others are not included in the consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others were approximately $1,547,464,000 and $1,351,330,000 at March 31, 1999 and 1998,
respectively.

Mortgage servicing rights of $7,298,000 and $3,527,000 are included in other assets. $5,740,000 and $2,939,000 were capitalized during the years ended March 31, 1999 and 1998, respectively. Amortization of mortgage servicing rights was $2,180,000 and $826,000 for the years ended March 31, 1999 and 1998, respectively. A general valuation allowance was established for the impairment of mortgage servicing rights. The valuation allowance for the impairment of mortgage servicing rights was $1.3 million and $450,000 for the years ended March 31, 1999 and 1998, respectively. This increase of $889,000 was attributed to provisions to the allowance. For discussion of the fair value of mortgage servicing rights and method of valuation, see Note 13 - Fair Value of Financial Instruments.

NOTE 6 - FORECLOSED PROPERTIES AND REPOSSESSED ASSETS

Foreclosed properties, repossessed assets and properties subject to redemption had a cost of $1,894,000 and $5,048,000 at March 31, 1999 and 1998,
respectively. At March 31, 1999 and 1998, an allowance for losses of $291,000 and $325,000, respectively, related to these assets.

The activity in the allowance for losses on foreclosed properties and repossessed assets was as follows (in thousands):


                                                                    YEAR ENDED MARCH 31,
                                           -----------------------------------------------------------------------
                                             1999           1998            1997             1996            1995
                                           -----------------------------------------------------------------------
                                                                      (In Thousands)
Allowance at beginning of year              $ 325          $ 1,078          $   717          $ 787          $ 343
Provision                                     200               25              500            200            950
Charge-offs                                  (234)            (778)            (139)          (270)          (506)
                                            -----          -------          -------          -----          -----
   Allowance at end of year                 $ 291          $   325          $ 1,078          $ 717          $ 787
                                            =====          =======          =======          =====          =====


NOTE 7 - OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment are summarized as follows (in thousands):


                                                                                           MARCH 31,
                                                                                ------------------------------
                                                                                   1999                1998
                                                                                ------------------------------
Land and land improvements                                                        $ 5,828           $ 5,679
Office buildings                                                                   26,310            25,671
Furniture and equipment                                                            20,582            20,795
Leasehold improvements                                                              1,592             2,288
                                                                                  -------           -------
                                                                                   54,312            54,433
Less allowance for depreciation and amortization                                   29,433            29,183
                                                                                  -------           -------

NOTE 8 - DEPOSITS

Deposits are summarized as follows (in thousands):

                                                                              MARCH 31,
                                                         --------------------------------------------
                                                                 1999                     1998
                                                         --------------------------------------------
Negotiable order of withdrawal ("NOW") accounts              $  212,564               $  193,597
Money market accounts                                           295,979                  235,695
Passbook accounts                                               142,974                  138,377
Certificates of deposit                                       1,173,467                1,132,378
                                                             ----------               ----------
                                                              1,824,984                1,700,047
Accrued interest on deposits                                     10,432                   10,933
                                                            -----------               ----------
                                                            $ 1,835,416               $1,710,980
                                                            ===========               ==========


A summary of annual maturities of certificates of deposit follows (in thousands):


         MATURES DURING YEAR ENDED MARCH 31,                AMOUNT
--------------------------------------------------------------------------------
                      2000                               $  960,818
                      2001                                  164,151
                      2002                                   21,294
                      2003                                   14,107
                    Thereafter                               13,097
                                                         ----------
                                                         $1,173,467
                                                         ==========


At March 31, 1999 and 1998, certificates of deposit with balances greater than or equal to $100,000 amounted to $182,704,000 and $142,735,000, respectively.


NOTE 9 - BORROWINGS

The Bank enters into sales of securities under agreements to repurchase the securities ("reverse repurchase agreements"). These agreements are treated as financings with the obligations to repurchase securities reflected as a liability and the dollar amount of securities underlying the agreements remaining in the asset accounts. The securities underlying the agreements are held by the counter-party brokers in the Bank's account. At March 31, 1999 and 1998, liabilities recorded under agreements to repurchase were $42,464,000 and $42,935,000, respectively. The reverse repurchase agreements had a weighted-average interest rate of 4.91% and 5.60% at March 31, 1999 and 1998, respectively, and mature within one year of the fiscal year-end. Based upon month-end balances, securities sold under agreements to repurchase averaged $30,930,000 and $22,923,000 during 1999 and 1998, respectively. The maximum outstanding at any month-end was $52,139,000 and $45,214,000 during 1999 and 1998, respectively. The agreements were collateralized by mortgage-backed securities available for sale and held to maturity with market values of $43,638,000 and $44,650,000 at March 31, 1999 and 1998, respectively.

Federal Home Loan Bank ("FHLB") advances and other loans payable consist of the following (dollars in thousands):


                                                        MARCH 31, 1999                          MARCH 31, 1998
                                                --------------------------------------------------------------------------
                          MATURES DURING                              WEIGHTED                               WEIGHTED
                       YEAR ENDED MARCH 31,          AMOUNT             RATE                 AMOUNT             RATE
                     -----------------------------------------------------------------------------------------------------
FHLB advances:                 1999                 $   -                -                 $341,200             5.76%
                               2000                  255,349            5.42%                73,349             5.83
                               2001                   53,500            5.20                  8,296             5.88
                               2002                   28,596            5.15                  1,800             6.32
                               2003                   48,500            5.51                 48,500             5.51
                               2004                   24,000            5.25                   -                 -
                               2005                   10,000            4.98                 10,000             4.98
                               2006                    7,000            4.94                   -                 -
                               2008                   25,000            4.84                 25,000             4.84
                               2009                   65,750            5.08                   -                 -
Other loans payable           various                 12,800            6.22                 12,830             8.78
                                                    --------                               --------
                                                    $530,495            5.32%              $520,975             5.77%
                                                    ========            =====              ========             ====


The Bank is required to maintain unencumbered first mortgage loans in its portfolio aggregating at least 167% of the amount of outstanding advances from the FHLB as collateral. In addition, these notes are collateralized by FHLB stock of $27,745,000 at March 31, 1999.


NOTE 10 - STOCKHOLDERS' EQUITY

The Board of Directors of the Corporation is authorized to issue preferred stock in series and to establish the voting powers, other special rights of the shares of each such series and the qualifications and restrictions thereof. Preferred stock may rank prior to the common stock as to dividend rights, liquidation preferences or both, and may have full or limited voting rights. Under Wisconsin state law, preferred stockholders would be entitled to vote as a separate class or series in certain circumstances, including any amendment which would adversely change the specific terms of such series of stock or which would create or enlarge any class or series ranking prior thereto in rights and preferences. No preferred stock has been issued.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Qualitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of core, tangible, and risk-based capital. Management believes, as of March 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 1999, the most recent notification from the Office of Thrift Supervision ("OTS") categorizes the Bank as well capitalized under the framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum core, tangible, and risk-based capital ratios as set forth in the following table.

There have been no conditions or events since that notification that management believes have changed the Bank's category. The qualification results in a lower assessment of FDIC premiums and other benefits.

The following table summarizes the Bank's capital ratios and the ratios required by its regulators at March 31, 1999 and 1998 (dollars in thousands):


                                                                                              MINIMUM REQUIRED
                                                                   MINIMUM REQUIRED              TO BE WELL
                                                                      FOR CAPITAL             CAPITALIZED UNDER
                                              ACTUAL               ADEQUACY PURPOSES          OTS REQUIREMENTS
                                     ------------------------------------------------------------------------------
                                         AMOUNT     RATIO         AMOUNT       RATIO        AMOUNT       RATIO
                                     ------------------------------------------------------------------------------
AS OF MARCH 31, 1999:

Tier 1 capital
  (to adjusted tangible assets)       $181,226       6.90%      $ 78,851       3.00%       $131,418       5.00%

Risk-based capital
  (to risk-based assets)               202,284      11.98        135,078       8.00        168,848      10.00

Tangible capital
  (to tangible assets)                 181,226       6.90         39,425       1.50          N/A         N/A

AS OF MARCH 31, 1998:

Tier 1 capital
  (to adjusted tangible assets)        171,546       6.88         74,837       3.00        124,729       5.00

Risk-based capital
  (to risk-based assets)               191,062      12.04        126,933       8.00        158,667      10.00

Tangible capital
  (to tangible assets)                 171,546       6.88         37,419       1.50          N/A         N/A

The following table reconciles stockholders' equity to the component of regulatory capital at March 31, 1999 and 1998 (dollars in thousands):


                                                                                     March 31,
                                                                    --------------------------------------------
                                                                           1999                        1998
                                                                    --------------------------------------------
Stockholders' equity of the Corporation                                   $220,166                  $202,868

Less: Capitalization of the Corporation and Non-Bank
  subsidiaries                                                             (34,936)                  (27,422)
                                                                          --------                   -------

Stockholders' equity of the Bank                                           185,230                   175,446

Less: Intangible assets and other non-includable assets                     (4,004)                   (3,900)
                                                                           -------                  --------

Tier 1 and tangible capital                                                181,226                   171,546

Plus: Allowable general valuation allowances                                21,058                    19,516
                                                                          --------                  --------

Risk based capital                                                        $202,284                  $191,062
                                                                          ========                  ========

The Bank may not declare or pay a cash dividend if such declaration and payment would violate regulatory requirements. Unlike the Bank, the Corporation is not subject to these regulatory restrictions on the payment of dividends to its stockholders. However, the source of its future corporate dividends may depend upon dividends from the Bank.


NOTE 11 - EMPLOYEE BENEFIT PLANS

The Corporation maintains a defined contribution plan that covers substantially all employees with more than one year of service who are at least 21 years of age. Participating employees may contribute up to 18% (8% before tax and 10% after tax) of their compensation. The Corporation matches the amounts contributed by each participating employee up to 2% of the employee's compensation and 25% of each employee's contributions up to the next 4% of compensation. The Corporation may also contribute additional amounts at its discretion. The Corporation's contribution was $354,000, $364,000 and $335,000 for the years ended March 31, 1999, 1998 and 1997, respectively.

FCBF had a qualified defined contribution plan similar to the Corporation's defined contribution plan. The plan will be merged into the Corporation's plan in fiscal 2000. The funds in the FCBF plan presently reside with the trustee and when the merger of the plan occurs, all participants will be allowed to redirect their funds within the Corporation's defined contribution plan. Expenses related to this plan were $33,000, and $36,000 in 1999 and 1998, respectively. There was no plan expense in 1997.

The Corporation sponsors an Employee Stock Ownership Plan ("ESOP") which covers substantially all employees with more than one year of employment who are at least 21 years of age. In 1992, the ESOP borrowed $3,000,000 from the Corporation to purchase 1,500,000 common shares. The Bank repaid the borrowing and all shares associated with that borrowing were released in 1997. In 1998, the ESOP borrowed $2,069,000 from the Corporation to purchase 100,000 additional common shares. The Bank has repaid $1,380,000 and 66,666 of the shares associated with this borrowing have been released. Any discretionary contributions to the ESOP and the shares calculated to be released from the suspense account have been allocated among participants on the basis of compensation. Forfeitures are reallocated among the remaining participating employees. The dividends on ESOP shares were used to purchase additional shares to be allocated under the plan. The number of shares allocated to participants is determined based on the annual contribution plus any shares purchased from dividends received during the year. The ESOP plan expense for both plans for the fiscal years 1999, 1998 and 1997 was $1,692,000, $1,440,000 and $1,418,000, respectively.

FCBF sponsored an ESOP for substantially all of its full-time employees. The FCBF ESOP originally borrowed $1,800,000 from FCBF to purchase 180,000 shares of FCBF's common stock. Additionally, in conjunction with the merger, the Corporation assumed a $487,000 loan associated with an ESOP from the acquiree's prior merger. The ESOP from the prior merger was combined with the FCBF plan. The loans are expected to be repaid in fiscal 2000 as part of the plan's termination. As part of the FCBF merger, all of the allocated shares of the FCBF ESOP will be distributed to participants of the plan. Receipt of a determination letter and approval from the Internal Revenue Service are expected some time in fiscal 2000.

The activity in the ESOP shares of both plans is as follows:


                                                                             YEAR ENDED MARCH 31,
                                                    -------------------------------------------------------------
                                                           1999                  1998                 1997
                                                    -------------------------------------------------------------
Balance at beginning of year                             2,018,877             2,121,669           2,182,872
Additional shares purchased                                  7,674               128,034                   -
Shares distributed for terminations                          1,345               110,414              31,771
Sale of shares for cash distributions                       68,566               120,412              29,432
                                                         ---------             ---------           ---------
  Balance at end of year                                 1,956,640             2,018,877           2,121,669
Allocated shares included above                          1,774,363             1,737,019           1,746,256
                                                         ---------             ---------           ---------
  Unreleased shares                                        182,277               281,858             375,413
                                                         =========             =========           =========


During 1992, the Corporation formed four Management Recognition Plans ("MRPs") which acquired a total of 4% of the shares of common stock. The Bank contributed $2,000,000 to the MRPs to enable the MRP trustee to acquire a total of 1,000,000 shares of common stock. Of these, 17,800 shares, 9,200 shares and 11,200 shares were granted during the years ended March 31, 1999, 1998 and 1997, respectively, to employees in management positions. The $2,000,000 contributed to the MRPs is being amortized to compensation expense as the Bank's employees become vested in the awarded shares. The amount amortized to expense was $248,000, $175,000 and $334,000 for the years ended March 31, 1999, 1998 and 1997, respectively. Shares vested during the years ended March 31, 1999, 1998 and 1997 and distributed to the employees totalled 9,600, 125,600 and 131,364 respectively. The remaining unamortized cost of the MRPs is reflected as a reduction of stockholders' equity.

The Corporation has stock option plans under which shares of common stock are reserved for the grant of both incentive and non-incentive stock options to directors, officers and employees. The date the options are first exercisable is determined by a committee of the Board of Directors of the Corporation. The options expire no later than ten years from the grant date.

FCBF had reserved 290,950 shares of common stock to be issued under a nonqualified stock option plan for employees and directors. Pursuant to the merger, any unvested options in the plan became fully vested. FCBF options were exchanged for 1.83 options for the Corporation's common stock. Exercise prices of all of the options were reduced by the equivalent ratio. All outstanding options of FCBF became 100% vested and exercisable.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the Corporation has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that statement. The Corporation's pro forma net income and pro forma primary earnings per share for fiscal 1999, 1998, and 1997 were not materially different from the net income and basic earnings per share disclosed in the consolidated statements of income.

A summary of stock options activity follows:


                                                                        YEAR ENDED MARCH 31,
                                       -------------------------------------------------------------------------------------
                                                  1999                         1998                          1997
                                       -------------------------------------------------------------------------------------
                                                       WEIGHTED                      WEIGHTED                      WEIGHTED
                                                        AVERAGE                       AVERAGE                       AVERAGE
                                          OPTIONS        PRICE          OPTIONS         PRICE          OPTIONS        PRICE
                                       -------------------------------------------------------------------------------------
Outstanding at beginning of year          2,910,475       6.55        2,634,530       $ 4.77         2,581,425       $ 2.63
Granted                                     313,601      18.83          632,795        12.37           249,688         8.51
Exercised                                  (602,180)      3.99         (356,849.45)     2.47          (190,744)        2.68
Forfeited                                   (28,991)     13.91             -            0.00            (5,840)        5.17
                                          ---------                   ------------                   ---------
Outstanding at end of year                2,592,905       8.55        2,910,476         6.55         2,634,529         4.77
                                          =========                   =========                      =========
Options exercisable at year-end           1,897,307                   2,188,162                        736,522
                                          =========                   =========                      =========

The range of exercise prices of options exercisable at March 31, 1999 was $2.00 to $21.81. At March 31, 1999, options for 969,144 shares were available for future grants. The weighted remaining contractual life of outstanding options at March 31, 1999 is 5.93 years.

The Corporation applies APB Opinion No. 25 and related Interpretations in accounting for stock options in compliance with SFAS No. 123. The Corporation has elected to provide the pro forma disclosure of net income and earnings per share for the fiscal year ends shown as if compensation expense had been realized. The following table reflects both income as reported and pro forma income with the implementation of SFAS No. 123.


                                                     YEAR ENDED MARCH 31,
                                            -----------------------------------
                                              3/31/99     3/31/98     3/31/97
                                            -----------------------------------
Net Income
   As reported                                $30,241    $26,345      $16,388
   Pro forma                                   29,751     25,833       16,057

Earnings per share-Basic
   As reported                                 $ 1.26     $ 1.06       $ 0.71
   Pro forma                                     1.24       1.04         0.70

Earnings per share-Diluted
   As reported                                 $ 1.19     $ 1.01       $ 0.68
   Pro forma                                     1.17       0.99         0.67

The fair values of stock options granted in fiscal years ended March 31, 1999, 1998, and 1997 were estimated on the date of grant using the Black-Scholes option-pricing mode.

The weighted average fair values and related assumptions are as follows:


                                                YEAR ENDED MARCH 31,
                                            -----------------------------------
                                              3/31/99     3/31/98     3/31/97
                                            -----------------------------------

Weighted average fair value                   $  7.29      $ 6.11      $ 8.43
Expected volatility                             36.7%       17.5%       17.5%
Risk free interest rate                         5.25%       6.00%       6.00%
Expected lives                                5 years     5 years     5 years
Dividend yield                                  1.00%       1.25%       1.25%

The fair value of the options granted at FCBF was also estimated using the Black-Scholes methodology. The following assumptions were made as of the grant date in estimating the fair value for the options granted at FCBF:


                                                         YEAR ENDED MARCH 31,
                                             ---------------------------------------
                                                  3/31/99     3/31/98        3/31/97
                                             ---------------------------------------
Weighted average fair value                    $     6.56   $    4.36    $    4.36
Expected volatility                                 34.9%       30.3%         30.3%
Risk free interest rate                             5.12%       5.12%         5.12%
Expected lives                                  7.5 years   7.5 years     7.5 years
Dividend yield                                      2.34%       2.75%         2.75%

The Corporation has two deferred compensation plans to benefit certain executives of the Corporation and the Bank. The first plan provides for contributions by both the participant and the Corporation equal to the amounts in excess of limitations imposed by the Internal Revenue Code amendment of 1986. The expense associated with this plan for fiscal 1999, 1998 and 1997 was $137,000, $39,000 and $358,000, respectively. The second plan provides for contributions by the Corporation to supplement the participant's retirement. The expense associated with this plan for fiscal 1998 and 1997 was $327,000 and $356,000, respectively. There was no expense for fiscal 1999.

FCBF had a deferred compensation agreement with two of its employees and a separation benefit plan also with two of its employees. Each of these plans were nonqualified, supplemental retirement plans in which the individual employees had a set amount to be accrued by age 65. At March 31, 1999, the maximum liability that could have been paid under these agreements was $149,000. It is expected that the plans will be terminated and paid in the first quarter of fiscal 2000. The expense associated with this plan for fiscal 1999, 1998 and 1997 was $15,000, $15,000 and $26,000, respectively.

NOTE 12 - INCOME TAXES

The Corporation and its subsidiaries file a consolidated federal income tax return and separate state income tax returns.

In prior years, the Bank qualified under provisions of the Internal Revenue Code which permitted as a deduction from taxable income allowable bad debt deductions which significantly exceeded actual losses and the financial statement loan loss provisions. At March 31, 1999, retained earnings included approximately $46,057,000 for which no provision for income tax has been made. Income taxes of approximately $18,485,000 would be imposed if the Bank were to use these reserves for any purpose other than to absorb bad debt losses.

The provision (benefit) for income taxes consists of the following (in thousands):


                                            YEAR ENDED MARCH 31,
                                1999               1998                  1997
                             ---------------------------------------------------

Current:
 Federal                      $15,593           $12,494                $7,643
 State                          2,387             1,898                 1,650
                              -------           -------                ------
                               17,980            14,392                 9,293

Deferred:
 Federal                          449               951                   334
 State                            178               164                  (430)
                              -------           -------                ------
                                  627             1,115                   (96)
                              -------           -------                ------
                              $18,607           $15,507                $9,197
                              =======           =======                ======

The provision for income taxes differs from that computed at the federal statutory corporate tax rate as follows (in thousands):



                                                                    YEAR ENDED MARCH 31,
                                                     1999                   1998                    1997
                                               --------------------------------------------------------------
Income before income taxes                         $48,848               $41,852                 $25,585
                                                   -------               -------                 -------
Income tax expense at federal statutory
 rate of 35%                                       $17,097               $14,648                 $ 8,955
State income taxes, net of federal income
 tax benefits                                        1,667                 1,340                     793
Reduction in valuation allowance                         -                     -                    (638)
Other                                                 (157)                 (481)                     87
                                                   -------               -------                 -------
 Income tax provision                              $18,607               $15,507                 $ 9,197
                                                   =======               =======                 =======

Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The significant components of the Corporation's deferred tax assets (liabilities) are as follows (in thousands):


                                                                       AT MARCH 31,
                                                  1999                    1998                   1997
                                               ----------------------------------------------------------
Deferred tax assets:
 Allowances for losses                            $ 8,304               $ 8,142               $ 7,788
 Other                                              4,419                 3,930                 2,947
                                                  -------               -------               -------
  Total deferred tax assets                        12,723                12,072                10,735
 Valuation allowance                                  (74)                    -                     -
                                                  --------              -------               -------
  Adjusted deferred tax assets                     12,649                12,072                10,735

Deferred tax liabilities:
 Other                                             (4,731)               (3,889)               (1,622)
                                                  --------              -------               -------
  Total deferred tax liabilities                   (4,731)               (3,889)               (1,622)
                                                  -------               -------               -------

  Total deferred tax assets                       $ 7,918               $ 8,183               $ 9,113
                                                  =======               =======               =======

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, loans sold with recourse against the Corporation and financial guarantees which involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement and exposure to credit loss the Corporation has in particular classes of financial instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments whose contract amounts represent credit risk are as follows (in thousands):


                                                                  MARCH 31,
                                                --------------------------------------------
                                                      1999                       1998
                                                --------------------------------------------

Commitments to extend credit:
  Fixed rate                                          $42,841                    $49,059
  Adjustable rate                                      49,123                     37,983
Unused lines of credit:
  Home equity                                          33,348                     28,948
  Credit cards                                         21,928                     20,340
  Commercial                                           28,056                     16,650
Letters of credit                                      18,700                     17,476
Loans sold with recourse                                1,500                      1,900
Credit enhancement under the Federal
 Home Loan Bank of Chicago Mortgage
 Partnership Finance Program                            4,139                        378


Commitments to extend credit and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Letters of credit commit the Corporation to make payments on behalf of customers when certain specified future events occur. Commitments and letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. As some such commitments expire without being drawn upon or funded by the Federal Home Loan Bank of Chicago
(FHLB), the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. With the exception of credit card lines of credit, the Corporation generally extends credit only on a secured basis. Collateral obtained varies, but consists primarily of single-family residences and income-producing commercial properties. Fixed-rate loan commitments expose the Corporation to a certain amount of interest rate risk if market rates of interest substantially increase during the commitment period. Similar risks exist relative to loans classified as held for sale, which totalled $18,080,000 and $34,752,000 at March 31, 1999 and 1998, respectively. This exposure, however, is mitigated by the existence of firm commitments to sell the majority of the fixed-rate loans. Commitments to sell mortgage loans within 60 days at March 31, 1999 and 1998 amounted to $25,862,000 and $62,619,000, respectively.

The Corporation participates in the FHLB Mortgage Partnership Finance Program (the Program). In addition to entering into forward commitments to sell mortgage loans to a secondary market agency, the Corporation enters into firm commitments to deliver loans to the FHLB through the Program. Under the Program, loans are funded by the FHLB and the Corporation receives an agency fee reported as a component of gain on sale of loans. The Corporation had firm commitments outstanding to deliver loans through the Program of $4.1 million at March 31, 1999. Once delivered to the Program, the Corporation provides a contractually agreed-upon credit enhancement and performs servicing of the loans. Under the credit enhancement, the Corporation is liable for losses on loans delivered to the Program after application of any mortgage insurance and a contractually agreed-upon credit enhancement provided by the Program subject to an agree-upon maximum. The Corporation received a fee for this credit enhancement. The Corporation does not anticipate that any credit losses will be incurred in excess of anticipated credit enhancement fees.

Loans sold to investors with recourse to the Corporation met the underwriting standards of the investor and the Corporation at the time of origination. In the event of default by the borrower, the investor may resell the loans to the Corporation at par value. As the Corporation expects relatively few such loans to become delinquent, the total amount of loans sold with recourse does not necessarily represent future cash requirements. Collateral obtained on such loans consists primarily of single-family residences.

Except for the above-noted commitments to originate and/or sell mortgage loans in the normal course of business, the Corporation and the Bank have not undertaken the use of off-balance-sheet derivative financial instruments for any purpose.

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure of fair value information about financial instruments, for which it is practicable to estimate that value, is required whether or not recognized in the consolidated balance sheets. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Certain financial instruments and all non-financial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not necessarily represent the underlying value of the Corporation.

The Corporation, in estimating its fair value disclosures for financial instruments, used the following methods and assumptions:

CASH AND CASH EQUIVALENTS AND ACCRUED INTEREST: The carrying amounts reported in the balance sheets approximate those assets' and liabilities' fair values.

INVESTMENT AND MORTGAGE-RELATED SECURITIES: Fair values for investment and mortgage-related securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

LOANS RECEIVABLE: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for loans held for sale are based on outstanding sale commitments or quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value of fixed-rate residential mortgage loans held for investment, commercial real estate loans, rental property mortgage loans and consumer and other loans and leases are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. For construction loans, fair values are based on carrying values due to the short-term nature of the loans.

MORTGAGE SERVICING RIGHTS: In accordance with FASB Statement No. 125, the Corporation has calculated the fair market value of mortgage servicing rights for those loans that are originated with servicing rights retained. For valuation purposes, loans are stratified by product type and, within product type, by interest rate. The primary indicator of fair market value for each loan is its comparison to market interest rate for that loan type. The market values are amortized on a monthly basis based upon prepayment histories. Loans may be revalued monthly and book values adjusted to reflect changes in value.

FEDERAL HOME LOAN BANK STOCK: The carrying amount of FHLB stock equals its fair value because the shares can be resold to the FHLB or other member banks at their carrying amount of $100 per share par amount.

DEPOSITS: The fair values disclosed for NOW accounts, passbook accounts and variable rate insured money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies current incremental interest rates being offered on certificates of deposit to a schedule of aggregated expected monthly maturities of the outstanding certificates of deposit.

BORROWINGS: The fair value of the Corporation's borrowings are estimated using discounted cash flow analysis, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

OFF-BALANCE-SHEET INSTRUMENTS: Fair values of the Corporation's off-balance-sheet instruments (lending commitments and unused lines of credit) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the counterparties' credit standing and discounted cash flow analyses. The fair value of these off-balance-sheet items approximates the recorded amounts of the related fees and is not material at March 31, 1999 and 1998.

The carrying amounts and fair values of the Corporation's financial instruments consist of the following (in thousands):


                                                                                  MARCH 31,
                                               -------------------------------------------------------------------------
                                                                 1999                                1998
                                               -------------------------------------------------------------------------
                                                       CARRYING          FAIR              CARRYING          FAIR
                                                        AMOUNT          VALUE               AMOUNT          VALUE
                                               -------------------------------------------------------------------------
Cash equivalents                                     $   63,976        $  63,976          $   67,526     $   67,526
Investment securities                                    87,585           87,565              80,460         80,750
Mortgage-related securities                             258,489          259,643             254,389        255,653
Loans held for sale                                      18,080           18,080              34,752         34,752
Loans receivable                                      2,111,566        2,116,338           1,962,023      1,973,980
Mortgage servicing rights                                 7,298            7,298               3,527          3,527
Federal Home Loan Bank stock                             27,745           27,745              28,030         28,030
Accrued interest receivable                              17,322           17,322              16,514         16,514
Deposits                                              1,824,984        1,813,801           1,700,047      1,685,035
Federal Home Loan Bank and other borrowings             530,495          523,522             520,975        518,100
Reverse repurchase agreements                            42,464           42,430              42,935         42,915
Accrued interest payable                                 13,116           13,116              13,551         13,551

NOTE 15 - PARENT ONLY FINANCIAL INFORMATION

CONDENSED BALANCE SHEETS (in thousands):


                                                                  MARCH 31,
                                                   ------------------------------------
                                                       1999                  1998
                                                   ------------------------------------
ASSETS

Cash and cash equivalents                           $  7,582              $  3,971
Investment in subsidiaries                           191,745               181,337
Securities held to maturity                            4,510                 4,495
Securities available for sale                          6,941                 6,444
Other                                                 26,067                10,993
                                                    --------              --------
  Total assets                                      $236,845              $207,240
                                                    ========              ========

LIABILITIES

Loans payable                                       $ 12,800              $  2,000
Other liabilities                                      3,879                 2,372
                                                    --------              --------
  Total liabilities                                   16,679                 4,372
                                                    ========              ========

STOCKHOLDERS' EQUITY

Total stockholders' equity                           220,166               202,868
                                                    --------              --------
   Total liabilities and stockholders' equity       $236,845              $207,240
                                                    ========              ========


CONDENSED STATEMENTS OF INCOME (in thousands):


                                                                  YEAR ENDED MARCH 31,
                                                 --------------------------------------------------------------
                                                        1999                  1998                   1997
                                                 --------------------------------------------------------------
Interest income                                        $ 9,384             $ 11,573              $ 2,827
Interest expense                                           885                  288                  364
                                                      --------             --------              -------
  Net interest income                                    8,499               11,285                2,463
Equity in net income from subsidiaries                  22,141               15,646               14,021
Non-interest income                                        478                   33                  722
                                                      --------             --------             --------
                                                        31,118               26,964               17,206
Non-interest expenses                                      408                  519                  422
                                                      --------             --------             --------
  Income before income taxes                            30,710               26,445               16,784
Income taxes                                               469                  100                  396
                                                      --------             --------             --------

  Net income                                          $ 30,241             $ 26,345             $ 16,388
                                                      ========             ========             ========

CONDENSED STATEMENTS OF CASH FLOWS (in thousands):


                                                                                     YEAR ENDED MARCH 31,
                                                                    ------------------------------------------------------
                                                                           1999             1998              1997
                                                                    ------------------------------------------------------
OPERATING ACTIVITIES

 Net income                                                              $ 30,241        $ 26,345        $ 16,388
 Adjustments to reconcile net income to net cash
  provided (used) by operating activities:
   Equity in net income of subsidiaries                                   (29,955)        (25,404)        (15,726)
   Other                                                                   (1,771)            346            (927)
                                                                         --------        --------        --------
   Net cash provided (used) by operating activities                        (1,485)          1,287            (265)
INVESTING ACTIVITIES
 Proceeds from maturities of investment securities                             --              --              99
 Purchase of investment securities available for sale                      (1,453)           (306)           (898)
 Purchase of investment securities held to maturity                            --          (4,481)             --
 Proceeds from sales of mortgage-related securities available for sale        944             245              --
 Principal collected on mortgage-backed securities                              2              --               2
 Net decrease (increase) in loans receivable                              (11,960)          1,073           1,920
 Dividends from subsidiary                                                 20,544          26,330          13,233
 Other                                                                        (14)          4,280              70
                                                                         --------        --------        --------
  Net cash provided by investing activities                                 8,063          27,141          14,426
FINANCING ACTIVITIES
 Increase (decrease) in other loans payable                                10,800          (6,500)          3,502
 Purchase of treasury stock                                               (11,492)        (16,751)        (15,218)
 Exercise of stock options and purchase of stock by retirement plans        3,471           1,354             474
 Cash dividend paid                                                        (6,771)         (5,756)         (3,920)
 Repayment of ESOP borrowings                                               1,025           1,010           1,177
                                                                         --------        --------        --------
  Net cash used by financing activities                                    (2,967)        (26,643)        (13,985)
                                                                         --------        --------        --------
  Increase in cash and cash equivalents                                     3,611           1,785             176
 Cash and cash equivalents at beginning of year                             3,971           2,186           2,010
                                                                         --------        --------        --------
  Cash and cash equivalents at end of year                               $  7,582        $  3,971        $  2,186
                                                                         ========        ========        ========

NOTE 16 - SEGMENT REPORTING

According to the materiality thresholds of SFAS No. 131, the Corporation is required to report each operating segment based on materiality thresholds of ten percent or more of certain amounts, such as revenue. Additionally, the Corporation is required to report separate operating segments until the revenue attributable to such segments is at least 75 percent of total consolidated revenue. SFAS No. 131 allows the Corporation to combine operating segments, even though they may be individually material, if the segments have similar basic characteristics in the nature of the products, production processes, and type or class of customer for products or services. Based on the above criteria, the Corporation has two reportable segments.

COMMUNITY BANKING: This segment is the main basis of operation for the Corporation and includes the branch network and other deposit support services; origination, sales and servicing of one-to-four family loans; origination of multifamily, commercial real estate and business loans; origination of a variety of consumer loans; and sales of alternative financial investments such as tax deferred annuities.

REAL ESTATE INVESTMENTS: The Corporation's non-banking subsidiary, IDI, and it's subsidiary, NIDI, invest in limited partnerships in real estate developments. Such developments include recreational residential developments and industrial developments (such as office parks).

The following represents reconciliations of reportable segment revenues, profit or loss, and assets to the Corporation's consolidated totals for the years ended March 31, 1999, 1998 and 1997, respectively.


                                                                     YEAR ENDED MARCH 31, 1999
                                                       ------------------------------------------------------
                                                                                              CONSOLIDATED
                                                        REAL ESTATE         COMMUNITY           FINANCIAL
                                                        INVESTMENTS          BANKING           STATEMENTS
                                                       ---------------    ---------------    ----------------
Interest income                                           $ 1,974         $  194,309          $  196,283
Interest expense                                                0            114,535             114,535
                                                          -------         ----------          ----------
  Net interest income                                       1,974             79,774              81,748
Provision for loan losses                                       0              1,217               1,217
                                                          -------         ----------          ----------
  Net interest income after provision for loan losses       1,974             78,557              80,531
Other income                                                  631             18,864              19,495
Other expense                                                 456             51,136              51,592
                                                          -------         ----------          ----------
  Net operating income                                      2,149             46,285              48,434
Gain on sale of real estate partnership investments           414                  0                 414
                                                          -------         ----------          ----------
  Income before income taxes                                2,563             46,285              48,848
Income taxes                                                  412             18,195              18,607
                                                          -------         ----------          ----------
  Net income                                              $ 2,151         $   28,090          $   30,241
                                                          =======         ==========          ==========

Average assets                                            $26,530         $2,596,965          $2,623,495

                                                                          YEAR ENDED MARCH 31, 1998
                                                             ---------------------------------------------------

                                                                                                    CONSOLIDATED
                                                             REAL ESTATE         COMMUNITY            FINANCIAL
                                                             INVESTMENTS          BANKING             STATEMENTS
                                                             -----------        -----------         ------------
Interest income                                               $    334           $  186,910          $  187,244
Interest expense                                                     0              110,893             110,893
                                                              --------           ----------          ----------
  Net interest income                                              334               76,017              76,351
Provision for loan losses                                            0                1,250               1,250
                                                              --------           ----------          ----------
  Net interest income after provision for loan losses              334               74,767              75,101
Other income                                                       (92)              15,659              15,567
Other expense                                                      834               48,137              48,971
                                                              --------           ----------          ----------
  Net operating income                                            (592)              42,289              41,697
Gain on sale of real estate partnership investments                155                    0                 155
                                                              --------           ----------          ----------
  Income before income taxes                                      (437)              42,289              41,852
Income taxes                                                      (260)              15,767              15,507
                                                              ========           ==========          ==========
  Net income                                                  $   (177)          $   26,522          $   26,345
                                                              ========           ==========          ==========

Average assets                                                $ 13,855           $2,434,726          $2,448,581



                                                                            YEAR ENDED MARCH 31, 1997
                                                                -------------------------------------------------

                                                                                                      CONSOLIDATED
                                                                REAL ESTATE         COMMUNITY           FINANCIAL
                                                                INVESTMENTS          BANKING           STATEMENTS
                                                                ------------      -----------         -----------
Interest income                                                  $   53           $  160,516           $  160,569
Interest expense                                                      0               95,543               95,543
                                                                 ------           ----------           ----------
  Net interest income                                                53               64,973               65,026
Provision for loan losses                                             0                  850                  850
                                                                 ------           ----------           ----------
  Net interest income after provision for loan losses                53               64,123               64,176
Other income                                                      6,052               12,132               18,184
Other expense                                                     3,699               53,076               56,775
                                                                 ------           ----------           ----------
  Net operating income                                            2,406               23,179               25,585
Gain on sale of real estate partnership investments                   0                    0                    0
                                                                 ------           ----------           ----------
  Income before income taxes                                      2,406               23,179               25,585
Income taxes                                                        977                8,220                9,197
                                                                 ------           ----------           ----------
  Net income                                                     $1,429           $   14,959           $   16,388
                                                                 ======           ==========           ==========

Average assets                                                   $6,450           $2,103,082           $2,109,532

NOTE 17 - EARNINGS PER SHARE

The computation of earnings per share for fiscal years 1999, 1998, and 1997 is as follows:


                                                                              TWELVE MONTHS ENDED MARCH 31,
                                                              ------------------------------------------------------
                                                                   1999                 1998                1997
                                                              ------------------------------------------------------
Numerator:
       Net income                                              $30,240,991          $26,345,093          $16,387,999
                                                               -----------          -----------          -----------
       Numerator for basic and diluted earnings
         per share--income available to common
         stockholders                                          $30,240,991          $26,345,093          $16,387,999

Denominator:
       Denominator for basic earnings per
         share--weighted-average shares                         24,021,061           24,826,882           22,952,833
       Effect of dilutive securities:
         Employee stock options                                  1,301,929            1,348,562            1,118,667
       Denominator for diluted earnings per
         share--adjusted weighted-average
                                                               -----------          -----------          -----------
         shares and assumed conversions                         25,322,990           26,175,444           24,071,500
                                                               -----------          -----------          -----------
Basic earnings per share                                       $      1.26          $      1.06          $      0.71
                                                               ===========          ===========          ===========
Diluted earnings per share                                     $      1.19          $      1.01          $      0.68
                                                               ===========          ===========          ===========

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
Anchor BanCorp Wisconsin Inc.

We have audited the accompanying consolidated balance sheets of Anchor BanCorp Wisconsin Inc. (the "Corporation") as of March 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1999, 1998, and 1997 financial statements of FCB Financial Corp., which statements reflect total assets constituting 19.6% and 20.6% of the consolidated financial statement totals as of March 31, 1999 and 1998, respectively, and net income constituting 22.1%, 22.2% and 14.9% of the consolidated financial statement totals for the three years in the period ended March 31, 1999. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for FCB Financial Corp., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anchor BanCorp Wisconsin Inc. at March 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.


/s/   Ernst & Young LLP

April 30, 1999
Milwaukee, Wisconsin

                      MANAGEMENT AND AUDIT COMMITTEE REPORT

Management is responsible for the preparation, content and integrity of the financial statements and all other financial information included in this annual report. The financial statements have been prepared in accordance with generally accepted accounting principles.

The Corporation maintains a system of internal controls designed to provide reasonable assurance as to the integrity of financial records and the protection of assets. The system of internal controls includes written policies and procedures, proper delegation of authority, organizational division of responsibilities and the careful selection and training of qualified personnel. In addition, the internal auditors and independent auditors periodically test the system of internal controls.

Management recognizes that the cost of a system of internal controls should not exceed the benefits derived and that there are inherent limitations to be considered in the potential effectiveness of any system. However, management believes that the system of internal controls provides reasonable assurances that financial transactions are recorded properly to permit the preparation of reliable financial statements.

The Audit Committee of the Board of Directors is composed of outside directors and has the responsibility for the recommendation of the independent auditors for the Corporation. The committee meets regularly with the independent auditors and internal auditors to review the scope of their audits and audit reports and to discuss any action to be taken. The independent auditors and the internal auditors have free access to the Audit Committee.

 /s/    Douglas J. Timmerman

Douglas J. Timmerman
President and Chief Executive Officer

 /s/   Michael W. Helser

Michael W. Helser
Treasurer and Chief Financial Officer

 /s/   Arlie M. Mucks, Jr.

Arlie M. Mucks, Jr.
Chairman, Audit Committee

April 30, 1999